QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ENTERPRISE INFORMATICS INC. (Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INFORMATION STATEMENT

Enterprise Informatics Inc.
10052 Mesa Ridge Court
Suite 100
San Diego, CA 92121
(858) 625-3000

April 10, 2008

Dear Shareholder,

        This information statement is being furnished to the shareholders of Enterprise Informatics Inc. (the "Company," "we," "us"). A committee of the Board of Directors composed solely of independent directors and the Board of Directors as a whole have each approved an amendment to our Amended and Restated Articles of Incorporation to effect a 1,000-to-1 reverse split of our common stock and the payment of cash in lieu of the issuance of any fractional shares otherwise resulting from the reverse split.

        The proposed amendment to our Amended and Restated Articles of Incorporation was approved on April 10, 2008 by the vote of (i) a majority of the outstanding shares of the Company's common stock and (ii) a majority of the outstanding shares of the Company's common stock and Series F Convertible Preferred Stock, voting together as a single class, with the shares of Series F Convertible Preferred Stock voting on an as-converted basis, in each case, by the written consent of our majority shareholder, ERP2 Holdings, LLC. As a result, no further action by our shareholders is required in order to effect the amendment.

        The reverse stock split is intended to reduce the number of our shareholders of record below 300, which will allow us to deregister our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and terminate our reporting and other obligations as a Securities and Exchange Commission ("SEC") reporting company. The Company anticipates recurring annual cost savings of approximately $1,030,000 as a result of the reverse stock split.

        The reverse stock split is expected to be consummated in connection with a financing transaction between the Company and ERP2 Holdings, LLC. Consummation of the reverse stock split and the deregistration of the Company's common stock under the Exchange Act are preconditions to the Company's receipt from ERP2 of $1,200,000 in loan proceeds as part of the transaction.

        The reverse stock split has not been approved or disapproved by the SEC or any state securities regulator, nor has the SEC or any state securities regulator passed upon the fairness or merits of the reverse stock split or upon the accuracy or adequacy of the information contained in this information statement. Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        The Company is sending this information statement to its shareholders of record as of the close of business on April 10, 2008 (the "Record Date"). The Company will pay the expenses of furnishing this information statement to shareholders, including the cost of preparing, assembling and mailing this information statement. This information statement is being sent or given to shareholders on or about April 10, 2008.

        The reverse stock split cannot be consummated until 20 calendar days after this information statement is first sent or given to the Company's shareholders. As a result, it is anticipated that the reverse stock split will be effected on or about April 30, 2008, or as soon thereafter as practicable. You are urged to read this information statement in its entirety for a description of the reverse stock split and the related transactions.

BY ORDER OF THE BOARD OF DIRECTORS
John W. Low Chief Financial Officer and Secretary

2

i

Market Price of Common Stock	46
Dividends	46
Certain Transactions in the Common Stock of the Company	47
Identity and Background of Certain Persons	47
Security Ownership of Certain Beneficial Owners	50
Summary Financial Information	52
Ratio of Earnings to Fixed Charges	53
Book Value Per Share	54
WHERE YOU CAN FIND MORE INFORMATION	54
INCORPORATION OF INFORMATION BY REFERENCE	54

ii

SUMMARY TERM SHEET

The Reverse Split

  •
  A committee of the Board of Directors composed solely of independent directors and the Board of Directors as a whole have each approved a 1,000-to-1 reverse split of the Company's common stock (the "Reverse Split").

  •
  Upon completion of the Reverse Split, each shareholder holding more than 1,000 shares of our common stock will become entitled to receive one post-split common share for every 1,000 pre-split common shares held by such shareholder and, if applicable, a cash payment of $0.05 for each pre-split common share that is not part of an even multiple of 1,000 pre-split common shares held by such shareholder.

  •
  Upon completion of the Reverse Split, shareholders holding fewer than 1,000 shares of our common stock, will become entitled to receive a cash payment of $0.05 per pre-split common share and will cease to be shareholders of the Company.

  •
  Upon completion of the Reverse Split, the number of authorized shares of the Company's common stock will be reduced by a factor of 1,000.

Background to the Reverse Split

        The Reverse Split is expected to be consummated in connection with a financing transaction entered into by the Company and ERP2 Holdings, LLC, a Delaware limited liability company ("ERP2") in January 2008. Certain events leading up to and including such transaction are as follows:

  •
  The Company has experienced difficulties maintaining its liquidity in recent years and, as a result, has engaged in an extensive search for parties interested in providing financing to or engaging in a strategic transaction with the Company. This search resulted in the identification of ERP2 and in proposals by a party other than ERP2 for a financing or strategic transaction on terms acceptable to the Company.

  •
  In October 2007, ERP2 acquired from Spescom Limited shares of the Company's Series F Convertible Preferred Stock and common stock representing majority voting control of the Company and certain secured demand notes.

  •
  In January 2008, the Company and ERP2 entered into a term sheet for a financing transaction, which was approved in advance by a committee of independent directors of the Company (the "Independent Committee"). In approving the term sheet, the Independent Committee considered factors including the risk of a liquidity crisis absent additional financing, the entitlement of ERP2 to call certain demand notes at any time, the risk of the Company receiving a going concern qualification with respect to its most recent annual financial statements the results of the Company's search for strategic alternatives.

  •
  In January 2008, the Company and ERP2 consummated certain transactions pursuant to the term sheet including the following:

  •
  The Company issued a secured promissory note in the principal amount of up to $1,500,000. Disbursement of $1,200,000 of such amount is subject to conditions including the completion of all actions of the Company required to effectuate a 1,000-to-1 reverse split of the our common stock and the deregistration of our common stock under the Exchange Act. If all such actions are not completed by April 30, 2008, an event of default with respect to our indebtedness to ERP2 could occur.

  •
  The Company and ERP2 executed amendments to the existing demand notes held by ERP2 that provide for the extension of their maturity dates until January 31, 2010 and the agreement of ERP2 not to call such notes prior to September 30, 2008 upon an event of default prior to September 30, 2008.

        See "Special Factors—Background of the Reverse Split."

Information About the ERP2 Filing Persons

        A majority of the interests in ERP2 are held by Southpaw Credit Opportunity Master Fund LP, a Cayman Islands limited partnership (the "Fund") and a separate account managed by Southpaw Asset Management LP, a Delaware limited partnership ("Southpaw Management"). Southpaw Management serves as the investment manager of the Fund and of such account. Southpaw Holdings LLC, a Delaware limited liability company ("Southpaw Holdings"), is the general partner of Southpaw Management. Kevin Wyman is the Majority Manager of ERP2 and a principal of Southpaw Holdings. Howard Golden is a principal of Southpaw Holdings. ERP2, together with the Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden are referred to collectively as the "ERP2 Filing Persons."

        See "Information About the Company and the ERP2 Filing Persons—Identity and Background of Certain Persons."

Purposes of and Reasons for the Reverse Split

        The Reverse Split is intended to reduce the number of our shareholders of record below 300, which will allow us to deregister our common stock under the Exchange Act and terminate our reporting and other obligations as an SEC reporting company. The purposes of the Company in effectuating the Reverse Split also include the following:

  •
  realization of estimated recurring annual cost savings of approximately $1,030,000 as a result of the elimination of many of the expenses related to the Company's status as an SEC reporting company;

  •
  relief from the substantial burdens on the Company's management associated with preparation and review of our SEC filings and compliance with other requirements arising from our status as an SEC reporting Company and relief from the reduced operational flexibility associated with being an SEC reporting Company;

  •
  provision of liquidity for small shareholders, who may otherwise have been deterred from selling their shares because of the lack of an active trading market and the low market price of the Company's common stock; and

  •
  avoidance of an event of default with respect to our indebtedness to ERP2, which could occur if all actions of the Company required to effectuate the Reverse Split and deregistration of our common stock under the Exchange Act are not completed by April 30, 2008.

        Because consummation of the Reverse Split is a precondition to our receipt from ERP2 of $1,200,000 in loan proceeds as part of the financing transaction between the Company and ERP2, our purposes in effectuating the Reverse Split include the realization of certain benefits as a result of such transaction including satisfaction of our near-term working capital requirements, extension of the maturity dates of certain demand notes held by ERP2 until January 31, 2010, the agreement of ERP2 not to call such notes prior to September 30, 2008 upon an event of default prior to September 30, 2008, and avoidance of a going concern qualification with respect to our most recent audited financial statements.

        See "Special Factors—Purposes of and Reasons for the Reverse Split."

Effects of the Reverse Split

        The expected effects of the Reverse Split include the effects described under "The Reverse Split" above, the accomplishment of each of the purposes described under "Purposes and Reasons for the Reverse Split" above, as well as the following:

  •
  Following the deregistration of our common stock, we will cease to file SEC reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

  •
  The Reverse Split may result in a reduction in total market capitalization of the Company's common shares.

  •
  Following the Reverse Split, our common stock will no longer be eligible for trading on the OTC Bulletin Board. It is anticipated that our common stock will be quoted on the Pink Sheets, although such quotation cannot be assured and, in the absence of such quotation, there would be no public market for our common stock.

  •
  The Reverse Split, the termination of our SEC reporting and the cessation of quotation of our common stock on the OTC Bulletin Board may adversely affect the trading liquidity and market price of our common stock.

  •
  The Reverse Split may result in some shareholders owning less than 100 shares of our common stock and, as a result, being subject to higher transaction costs upon the sale of their shares.

  •
  In connection with the Reverse Split, the Company intends to withdraw its resale registration statement on Form S-1. As a result, the shares covered by the registration statement will not be transferable pursuant to the Registration Statement or any associated prospectus.

  •
  The Reverse Split and deregistration of our common stock under the Exchange Act are expected to have certain effects on M.A.G. Capital, LLC ("MAG") and its affiliates. In addition, the Company has received a letter from MAG setting forth certain claims relating to the Reverse Split and deregistration of our common stock under the Exchange Act.

        See "Special Factors—Effects of the Reverse Split."

Fairness of the Reverse Split

  •
  The Independent Committee has determined that the Reverse Split is substantively and procedurally fair to the Company's unaffiliated shareholders. The Board of Directors and each of the ERP2 Filing Persons expressly adopted such determination and the factors that the Independent Committee considered in making it.

  •
  In making its determination regarding substantive fairness, the Independent Committee considered certain advantages and disadvantages to the Reverse Split, each of which is described above under "Effects of the Reverse Split" and various alternative methods for determining the price at which fractional shares will be cashed out in connection with the Reverse Split.

  •
  In making its determination regarding procedural fairness, the Independent Committee considered various factors, including:

  •
  The independence of the members of the Independent Committee, the Independent Committee's approval of the term sheet for the financing transaction with ERP2, and the Independent Committee's determination as to the substantive fairness of the Reverse Split to unaffiliated shareholders.

  •
  The opportunity that shareholders will have to adjust their existing holdings prior to the effective date of the Reverse Split, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.

    •
    Certain possible procedural protections that were not implemented in connection with the Reverse Split (including the procurement of a fairness opinion, the retention of a representative for unaffiliated shareholders, and a requirement that a majority of unaffiliated shareholders approve the Reverse Split).

        See "Special Factors—Determinations of the Independent Committee and Board of Directors Regarding Fairness of the Reverse Split" and "Special Factors—Determinations of the ERP2 Filing Persons Regarding Fairness of the Reverse Split."

Material Federal Income Tax Consequences

        Generally, a U.S. stockholder who does not receive cash for a fractional share as a result of the Reverse Split will not recognize any gain or loss for U.S. federal income tax purposes. A U.S. stockholder who receives cash from us in exchange for shares of our common stock pursuant to the Reverse Split will have a taxable transaction for U.S. federal income tax purposes. Such cash will generally be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of the shares of our common stock purchased by us or as a distribution from us in respect of shares of our common stock. See "Special Factors—Material Federal Income Tax Consequences."

Shareholder Approval

        ERP2, which holds a sufficient number of shares of the Company's common stock and Series F Convertible Preferred Stock, has executed a written consent approving the Reverse Split. See "Special Factors—Shareholder Approval."

Effectiveness of the Reverse Split

        The Reverse Split will become effective as of the date that we amend our articles of incorporation through the filing of a certificate of amendment to our articles of incorporation with the State of California to effectuate the Reverse Split. We intend to effect the Reverse Split on or about April 30, 2008, or as soon thereafter as is practicable. The Independent Committee or the Board of Directors, however, may determine not to implement the Reverse Split if it determines that the Reverse Split is not in the best interests of the Company and its shareholders. See "Special Factors—Effective Date" and "Special Factors—Abandonment of the Reverse Split."

Treatment of Beneficial Holders

        We expect that brokers, banks and other nominees that hold shares of our common stock in "street name" will be requested to effect the Reverse Split for their beneficial holders. The manner in which the Reverse Split is processed by these banks, brokers and other nominees, however, may have effects on their beneficial holders that would not apply to shareholders that hold all of their shares of record. See "Special Factors—Effects of the Transaction."

No Appraisal or Dissenters Rights

        Under California law, our articles of incorporation and our bylaws, no appraisal or dissenters' rights are available to our shareholders in connection with the Reverse Split.

        See "Special Factors—No Appraisal or Dissenters Rights."

SPECIAL FACTORS

Background of the Reverse Split

        The Reverse Split is expected to be consummated on or about April 30, 2008 or as soon thereafter as practicable in connection with a financing transaction that was entered into by the Company and ERP2 on January 31, 2008 pursuant to a term sheet executed by the parties on January 14, 2008.

        This section sets forth certain information regarding the events leading up to the consummation of the financing transaction between the Company with ERP2 and other background information with respect to the Reverse Split. Specifically, set forth below is information regarding (i) the Company's search for financing and other strategic alternatives; (ii) the acquisition by ERP2 in October 2007 of the interests of Spescom Limited in the Company, including shares of the Company's Series F Convertible Preferred Stock and common stock representing majority voting control of the Company and certain demand notes; (iii) the entry into an agreement between the Company and ERP2 extending the demand notes until December 21, 2007 and the performance by ERP2 of due diligence review of the Company contemplated by that agreement in connection with the development of a financing proposal; (iv) the negotiation by the Company and ERP2 and the approval by a committee of independent directors of the Company of a term sheet with respect to the financing transaction between the parties; (v) the execution of definitive documents pursuant to that term sheet and the disbursement of certain loan proceeds by ERP2 to the Company; and (vi) certain actions of such committee of independent directors and of the Board of Directors regarding the Reverse Split.

  The Company's Search for Financing and Other Strategic Transactions

        The Company experienced difficulties maintaining its liquidity over the course of the approximately five-year period before the Company entered into a term sheet for a financing transaction with ERP2 in January 2008. During that period, operations used substantially more cash than they generated. This deficit in operating cash flow was funded by periodic sales of common and preferred stock and warrants to purchase common stock. In addition, in 2006, in order to improve its working capital position, the Company sold to Aveva Solutions Limited a non-exclusive, royalty-free, worldwide, perpetual license to use the source code for the Company's software as it existed at that time, together with certain enhancements completed in March 2007, for aggregate consideration of $2 million.

        During such five-year period, the Company's debt structure included two demand notes secured by all of the Company's assets, which were held by a wholly owned subsidiary of the Company's majority shareholder, Spescom Limited (such subsidiary and Spescom Limited, together, "Spescom"), until their acquisition by ERP2 in October 2007 as further described below. The calling of those demand notes at any time during such five-year period would have resulted in a material adverse affect on the Company's financial condition and could have rendered it insolvent. For each of the Company's fiscal years ended September 30, 2003, 2004, 2005, 2006 and 2007, Spescom Limited agreed not to call such notes during the fiscal year. The Company was advised by its auditors with respect to each such fiscal year, except for the fiscal year ended September 30, 2004, that, absent sufficient financing to support the Company's obligations and operation, such as the payment, extension or refinancing of the notes or the agreement of Spescom not to call the notes during such fiscal year, the audit report pertaining to the Company's audited financials for such fiscal year would have included a "going concern" qualification to the effect that there is substantial doubt as to whether the Company could have continued to meet its obligations during the subsequent fiscal year.

        In view of the Company's weak financial condition, in early 2006, the Company determined to explore strategic alternatives, including the possibility of additional debt or equity financing or the sale of the Company. In addition, the Company's determination to explore such alternatives was influenced by its receipt of information that Spescom was interested in disposing or some or all of its holdings of common stock, Series F Convertible Preferred Stock and debt of the Company. The Company was also motivated to explore such alternatives by the right of the holders of certain shares of its preferred stock to require the Company to redeem such shares if the Company did not enter into a binding agreement for a consolidation, merger or other corporate event meeting certain requirements on or before April 30, 2006.

        In February 2006, the Company entered into a retainer agreement with an investment banking firm pursuant to which that firm, between the date of its engagement and December 2006, actively engaged in a search for parties that were potentially interested in providing financing to or acquiring the Company. The search conducted by that firm, which covered approximately 80 potentially interested parties, resulted in no proposals for a financing or strategic transaction except for the following, each of which was rejected by the Company or withdrawn:

  •
  In May 2006, the Company received a proposal from a private equity firm for the purchase of substantially all of the assets of the Company in exchange for $5,000,000 in cash and the assumption of certain unspecified liabilities of the Company. The private equity firm reduced the proposed purchase price to $3,800,000 in August 2006 following review of the Company's operating results for its fiscal quarter ended June 30, 2006. The proposal was rejected by the Company in September 2006 because it provided for a valuation of the Company less than that deemed adequate by the Board of Directors. Had the transactions contemplated by the proposal been consummated, the holders of the Company's common stock would not have been entitled to receive any distribution or other consideration in connection with such transactions.

  •
  In September 2006, the Company received a proposal from a software company to purchase all assets of the Company (except for cash and trade accounts receivable) and, in connection with the purchase, to assume deferred revenue liabilities and trade accounts payable. The proposal contemplated payment to the Company of cash in an amount equal to $5,250,000 less the amount of the assumed deferred revenue liabilities, which this potential buyer estimated at $1,250,000. The proposal also contemplated the payment of certain employee retention bonuses in shares of the buyer's stock. In November 2006, the proposal was revised to reduce the cash consideration to an amount equal to $4,000,000 less $514,000 of deferred revenue liabilities. In November 2006, the Board of Directors rejected the proposal based on a determination that the proposed consideration was inadequate. Had the transactions contemplated by the proposal been consummated, the holders of the Company's common stock would not have been entitled to receive any distribution or other consideration in connection with such transactions.

  •
  In August 2006, the Company received a proposal from a software company for the purchase of certain portions of the Company's business related to the utilities, engineering, procurement and construction, and oil and gas markets for $5,000,000 in cash, which was subject to approval by the software company's executive board. In September 2006, prior to the Board of Directors completing its evaluation of the proposal, the software company withdrew its proposal, stating that it was in the process of effecting a going private transaction. Had the transactions contemplated by the proposal been consummated, the holders of the Company's common stock would not have been entitled to receive any distribution or other consideration in connection with such transactions.

As indicated above, the holders of the Company's common stock would not have been entitled to receive any distribution or other consideration in connection with the transactions contemplated by any of these proposals. In the event of the liquidation of any remaining assets of the Company and the winding up of the Company in connection with any of such transactions, no amounts would have been available for distribution to the holders of the Company's common stock. In the absence of such liquidation and winding up, the Company would have been prohibited by law from making any distribution to the holders of its common stock in connection with any of such transactions.

        Between April and September 2007, another investment banking firm, at the request of the Company and Spescom, engaged in a search for parties that would potentially be interested in participating in a financing transaction with, acquisition of or other strategic transaction involving the Company. That search resulted in the identification by such firm in August 2007 of Southpaw Master Opportunity Fund LP ("Southpaw"), a controlling affiliate of ERP2. As a result of the investment banking firm's identification of Southpaw, Spescom and ERP2 engaged in discussions regarding and ultimately consummated the sale by Spescom of its interests in the Company to ERP2, as discussed below under "Acquisition by ERP2 Holdings, LLC of the Interests in the Company of Spescom Limited." The search efforts carried out by that firm did not result in any other proposals for a financing or strategic transaction.

        In September 2007, management of the Company contacted Union Bank, which is the bank at which the Company maintains its deposit accounts, to discuss the possible extension of a loan to the Company. Union Bank declined to enter into a lending arrangement with the Company.

  Acquisition by ERP2 Holdings, LLC of the Interests in the Company of Spescom Limited

        Following the identification of Southpaw by Bank Street as discussed above, Southpaw and Spescom entered into negotiations regarding the sale by Spescom to ERP2 of Spescom's interests in the Company. The Company was not a party to those negotiations. As a result of the negotiations between Southpaw and Spescom, on September 30, 2007, ERP2 and Spescom entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"), that provided, subject to certain conditions, for the sale by Spescom to ERP2, for aggregate consideration of $2,500,000, of all shares of the capital stock of the Company held by Spescom, two demand notes payable by the Company to Spescom, and certain contract rights and other interests held by Spescom in connection with its ownership of such shares and notes. As reported in the Current Report on Form 8-K filed by the Company with the SEC on October 16, 2007, the sale contemplated by the Securities Purchase Agreement (the "Spescom Transaction") was consummated by ERP2 and Spescom on October 10, 2007.

        The shares of capital stock sold to ERP2 in the Spescom Transaction consist of 15,650,471 shares of the Company's common stock and 5,291 shares of the Company's Series F Convertible Preferred Stock. As of October 10, 2007, 16,665,405 shares of the Company's common stock were issuable upon conversion of such 5,291 shares of Series F Convertible Preferred Stock at an adjusted conversion price of $0.39 per share. Immediately following consummation of the Spescom Transaction, ERP2, by virtue of its ownership of the shares of the Company's common stock and Series F Convertible Preferred Stock acquired from Spescom, (i) was entitled to vote 32,315,876 or 59.7% of the total number of votes eligible to be cast on all matters submitted to the vote of the holders of common stock and, consequently, was entitled to elect a majority of the board of directors of the Company, and (ii) was the beneficial owner of the same number of shares and percentage of the common stock of the Company.

        The two demand notes sold to ERP2 in the Spescom Transaction consist of the demand notes in the original principal amounts of $400,000 and $500,000 issued by the Company to Spescom as of March 15, 2002 and April 19, 2002, respectively, which bear interest at the rate of 10% per annum and are secured by all of the Company's assets. As of September 30, 2007, the aggregate amount of principal and interest outstanding under such notes was approximately $676,000.

        The contract rights sold to ERP2 in the Spescom Transaction include the rights of Spescom Limited under the Stock Purchase Agreement, dated as of January 14, 2000, between the Company and Spescom Limited. By virtue of the sale to ERP2 of such rights of Spescom Limited, the Company is obligated to include two nominees of ERP2 in management's slate of nominees to be elected to the Board of Directors and recommend to its shareholders the election of such nominees for as long as ERP2 or any of its affiliates holds at least 33% of the 16,242,381 shares of the Company's common stock sold to Spescom Limited pursuant to such agreement.

        The Securities Purchase Agreement provides that Spescom Limited, immediately prior to the closing of the Spescom Transaction, shall cause the resignation of the two directors of the Company that were nominated pursuant to the rights of Spescom Limited under the Stock Purchase Agreement referenced in the preceding paragraph. The two directors nominated by Spescom Limited were James P. Myers and Hilton Isaacman. As reported in the Current Report on Form 8-K filed by the Company with the SEC on October 16, 2007, Mr. Myers and Mr. Isaacman resigned from the Board of Directors effective October 10, 2007, and ERP2 proposed to the Board of Directors that it elect Richard Shorten and Kyong K. "Steve" Lee to fill the vacancies on the Board of Directors resulting from these resignations. As reported in the Current Report on Form 8-K filed by the Company with the SEC on October 26, 2007, effective October 22, 2007, the Board of Directors elected Mr. Shorten and Mr. Lee to fill such vacancies.

        The source of funds used by ERP2 to consummate the Spescom Transaction was the working capital of ERP2, Southpaw Credit Opportunity Master Fund LP and one of the managed accounts of Southpaw Credit Opportunity Master Fund LP. The information in the preceding sentence was provided to the Company by the ERP2 Filing Persons.

        During August 2007, certain of the ERP2 Filing Persons notified MAG that ERP2 was interested in a potential purchase of the shares of common stock and Series I Convertible Preferred Stock of the Company owned by MAG and its affiliates. MAG advised those ERP2 Filing Persons during August 2007 that it was not interested in a sale of such shares to ERP2. The information in this paragraph was provided to the Company by the ERP2 Filing Persons.

  Extension of the Demand Notes Held by ERP2 and Performance by ERP2 of a Due Diligence Review of the Company

        On October 22, 2007, the Company and ERP2 entered into a letter agreement by which ERP2 agreed to forbear from seeking repayment prior to December 21, 2007 of the two demand notes issued by the Company and acquired by ERP2 from Spescom Limited. The Company, in exchange, agreed to (i) pay a forbearance fee of $25,000 to ERP2 or its designees and (ii) reimburse ERP2 for expenses, including legal fees, incurred by it in connection with a due diligence process to be commenced immediately in an amount up to $25,000. The letter agreement contemplates the preparation by ERP2, in connection with such due diligence process, of a proposal for providing financing to the Company. Entry into the letter agreement by the Company and ERP2 was reported in the Current Report on Form 8-K filed by the Company with the SEC on October 26, 2007.

        During October and November of 2007, as contemplated by the letter agreement, ERP2 carried out a due diligence review of the Company aimed at facilitating preparation of a financing proposal.

  Negotiation and Approval by an Independent Committee of the Board of Directors of a Term Sheet for a Financing Transaction Between ERP2 and the Company

        On December 20, 2007, ERP2 delivered to the Company a proposed term sheet for a financing transaction that provides, among other things, for the concurrent consummation of the following transactions: (i) the extension of the maturity dates of the demand notes acquired by ERP2 from Spescom to the second anniversary of the date of the closing of such transactions; and (ii) the issuance by the Company to ERP2 of additional promissory notes in the aggregate principal amount of $1,500,000 with a maturity date concurrent with the second anniversary of the closing of such transactions. Under the proposed term sheet, disbursement of $300,000 of such aggregate principal amount was subject to the execution and delivery of definitive transaction documents pursuant to the term sheet. Disbursement of the remaining $1,200,000 of such amount, under the proposed term sheet, was subject to completion of all actions required to be completed by the Company in order to effectuate a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the

Company's common stock under the Exchange Act. The proposed term sheet also included, among other provisions, terms relating to the issuance by the Company to ERP2 of certain common stock warrants, the issuance by the Company to ERP2 of shares of common stock in payment of accrued dividends (together with interest) on the shares of the Company's Series F Convertible Preferred Stock held by ERP2, and the procurement by the Company from designees of ERP2, in exchange for certain fees, of consulting and other services.

        On December 21, 2007, the Board of Directors convened a meeting for purposes of addressing matters including the proposed term sheet received from ERP2. During that meeting, the Board of Directors, among other things, discussed the proposed term sheet, discussed certain potential consequences for the Company and its shareholders of effecting the reverse split and deregistration of the Company's common stock as contemplated by the proposed term sheet, and received a briefing from the Company's outside counsel concerning "going private" transactions and related responsibilities of the Board of Directors. In addition, in order to provide greater assurances of the fairness of the proposed transaction to the Company and its shareholders in light of ERP2 being a substantial shareholder of the Company with representatives on the Board of Directors, the Board of Directors established the Independent Committee.

        The Independent Committee is comprised of directors Michael Silverman, D. Ross Hamilton and Larry D. Unruh. Each member of the Independent Committee is an independent director within the meaning of the NASDAQ listing standards, and no member of the Independent Committee is affiliated with ERP2. The Board of Directors established the Independent Committee to consider and evaluate, and to direct the negotiation of the terms of a financing transaction between the Company and ERP2, and delegated to the Independent Committee authority to approve the terms of such a financing transaction. The period of service of the Independent Committee commenced upon its appointment on December 21, 2007 and is continuing.

        As described in greater detail below, the Independent Committee held five meetings between December 21, 2007 and January 14, 2008 during which matters relating to the proposed transaction between ERP2 and the Company were discussed and considered. Between the dates of the first and last of such meetings, the Company and its outside counsel negotiated with ERP2 and its outside counsel regarding the provisions of the term sheet for the proposed transaction. The Independent Committee directed the Company's officers and outside counsel with respect to the positions taken in such negotiations.

        On December 21, 2007, following the meeting of the Board of Directors on such date, the Independent Committee held its first meeting, which was attended by all members of the Independent Committee and the Company's outside counsel. During the meeting, the Independent Committee discussed and considered the terms of the proposed transaction, the current business needs and financial condition of the Company, the risk faced by the Company of experiencing a liquidity crisis in the absence of additional financing, and certain consequences of the proposed transaction, including the proposed reverse split and deregistration of the Company's common stock, with respect to the Company and its shareholders. In addition, the Company's outside counsel briefed the Independent Committee regarding its legal duties in connection with the proposed transaction.

        On December 31, 2007, the Independent Committee held another meeting, which was attended by all members of the Independent Committee and the Company's outside counsel. During the meeting, the Independent Committee discussed and considered the terms of the proposed transaction, the reasonableness of such terms in relation to the terms of the financing transactions previously completed by the Company and prevailing market conditions, the Company's recent attempts to secure financing from or arrange a strategic transaction with parties other than ERP2, and the fairness of the proposed terms to the Company's shareholders. The Independent Committee also discussed and considered certain implications of the proposed transaction with respect to MAG and its affiliates.

        At the instruction of the Independent Committee, on January 4, 2008, the Company notified MAG that it was seeking additional financing and offered to discuss ERP2's financing proposal with MAG. MAG was considered by the Company to be a potential source for financing because MAG, together with certain of its affiliates, had previously provided financing to the Company through private placements of convertible preferred stock and common stock warrants of the Company conducted between 2004 and 2006. MAG, however, advised the Company on January 5, 2008 that it was not interested in pursuing a present financing arrangement with the Company.

        On January 8, 2008, the Independent Committee held another meeting, which was attended by all members of the Independent Committee and the Company's outside counsel. During the meeting, the Independent Committee discussed and considered the communications between the Company and MAG described in the preceding paragraph, the terms of the proposed transaction, and the legal duties of the Independent Committee in connection with the proposed transaction.

        On January 10, 2008, the Independent Committee held another meeting, which was attended by all members of the Independent Committee and the Company's outside counsel. During the meeting, the Independent Committee discussed and considered the risk faced by the Company of receiving a going concern qualification with respect to its most recent annual financial statements and the negotiation of language in the term sheet for the proposed transaction providing for the agreement of ERP2 not to call the demand notes it held prior to September 30, 2008 upon an event of default prior to September 30, 2008.

        On January 14, 2008, the Independent Committee held another meeting, which was attended by all members of the Independent Committee and the Company's outside counsel. During the meeting, the Independent Committee discussed and considered, and unanimously approved the form of the term sheet presented for its review at that meeting.

        The decision of the Independent Committee to approve the term sheet reflected the discussion and consideration over the course of its meetings of numerous factors, including the following:

  •
  Absent the receipt of additional financing in the near term, the Company was at risk of a liquidity crisis. Consistent with the Company's operating history in recent years, the Company was dependent for capital liquidity on obtaining new customer orders and timely renewals of annual maintenance contracts. A failure to obtain such orders and renewals at the level anticipated by the Company's management could have resulted in the Company having inadequate working capital to sustain its operations.

  •
  ERP2 was entitled to call the demand notes it held at any time. ERP2's right to call the demand notes was confirmed by ERP2 in a letter delivered to the Company on December 26, 2007. That letter stated that the notes matured and were callable as of December 22 (the day following the last day of the forbearance period contemplated by the letter agreement entered into by the Company and ERP2 on October 22, 2007) and that ERP2 reserved the right to call the notes and foreclose on the related collateral at any time. Given the Company's financial condition at the time the Independent Committee rendered its approval of the term sheet, the calling of the notes would have caused the Company to become insolvent.

  •
  The Company was facing an immediate risk of receiving a going concern qualification in the auditors' report with respect to its most recent annual financial statements, which management of the Company anticipated would have a material adverse effect on the Company's operations. Specifically, the Company had been advised by its auditors that, absent sufficient financing to support the Company's obligations and operation, such as the refinancing, extension or payment of the demand notes held by ERP2, the auditors would include a going concern qualification in their report with respect to the Company's audited financial statements required to be included with the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2007.

    Officers of the Company advised the Independent Committee that a going concern qualification in the auditors' report would likely result in immediate and severe adverse effects on the Company's ability to continue to make and sell its products. Because the proposed term sheet included a two year extension of the demand notes with the agreement of ERP2 not to call the demand notes prior to September 30, 2008 upon an event of default prior to September 30, 2008, entry into the term sheet by ERP2 and the Company would, in the view of the Company's auditors, adequately demonstrate that the Company could support its obligations and operations in the immediate future and, consequently, would avoid the need for a going concern qualification. The deadline for filing the Company's Annual Report was January 15, 2008. That deadline reflected an extension of the original filing deadline as the result of the filing by the Company of a Notification for Late Filing on Form 12b-25 and was not subject to further extension.

  •
  For a period of approximately two years, the Company had engaged in an extensive search for parties interested in providing financing to, acquiring or otherwise engaging in a strategic transaction with the Company, which yielded no proposals by a party other than ERP2 for a financing or strategic transaction on terms acceptable to the Company.

  Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby

        On January 14, 2008, after the meeting of the Independent Committee at which it approved the term sheet for the proposed transaction, the Company and ERP2 entered into that term sheet. In consideration for ERP2's execution of the term sheet, the Company issued to ERP2 on January 14, 2008 a warrant exercisable for 17,175,971 shares of the Company's common stock, which warrant has a per share exercise price of $0.08 and a 10-year term and contains certain "cashless exercise" and anti-dilution provisions. In addition, in accordance with the term sheet, the Board of Directors, at a meeting held on January 14, 2008, declared a dividend, payable to ERP2 in shares of common stock in satisfaction of the entire amount of accrued and unpaid dividends (together with interest) on the shares of Series F Convertible Preferred Stock held by ERP2, which amount was $1,301,000. On January 21, 2008, the Company issued 20,832,498 shares of its common stock to ERP2 in payment and satisfaction of such dividend.

        Following execution of the term sheet on January 14, 2008 and concluding on January 31, 2008, the Company and its outside counsel negotiated definitive transaction documents under the term sheet with ERP2 and its outside counsel. As described in greater detail below and as reported in the Current Report on Form 8-K filed by the Company with the SEC on February 6, 2008, at a closing on January 31, 2008 (the "Closing"), the Company and ERP2 executed and delivered definitive transaction documents and ERP2 disbursed $300,000 in loan proceeds to the Company. The transactions contemplated by the term sheet and by such definitive transaction documents are referred to herein collectively as the "ERP2 Transaction."

        Upon the Closing, the Company issued to ERP2 a secured promissory note (the "New Note") in the principal amount of up to $1,500,000 with a maturity date of January 31, 2010. The disbursement of $300,000 of such principal amount occurred upon the Closing. Disbursement of the remaining $1,200,000 of such amount is conditioned upon completion of all actions required to be completed by the Company in order to effectuate a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the Company's common stock under the Exchange Act. Events of default under the New Note include, among others, any failure of the Company to complete such actions by April 30, 2008. The New Note bears interest at 10% per annum (plus, upon the occurrence and continuation of an event of default, an additional 3% per annum), payable quarterly in arrears in cash, or, at the Company's option, in kind, capitalized as additional principal. The New Note contains certain affirmative and negative covenants, including a covenant that the Company's consolidated EBITDA (as defined in the New Note) for each of certain periods of four consecutive fiscal quarters will meet or exceed the applicable minimum amount set forth in the New Note.

        In addition, upon the Closing, the Company and ERP2 executed amendments to the two existing secured demand notes in the original principal amounts of $400,000 and $500,000 held by ERP2 (the "Old Notes") that provide, among other things, for (i) the extension of the maturity dates of such notes until January 31, 2010 and (ii) a right of ERP2 to accelerate the indebtedness represented by such notes upon an event of default under the New Notes, provided that no such acceleration may occur prior to September 30, 2008 upon an event of default prior to September 30, 2008. The Old Notes, as amended, bear interest at 10% per annum, payable upon maturity, provided that, in the event any payment due under either of such notes is not made within 15 days of its due date, the interest on such overdue amount will increase to 13% per annum.

        The New Notes and the Old Notes, as amended, are secured by all of the Company's assets pursuant to amendments and restatements executed by the Company and ERP2 upon the Closing of the security agreement and pledge agreement by which the Company's obligations under the Old Notes were secured immediately prior to the Closing. Such amended and restated security agreement, among other things, (i) provides for a security interest in favor of ERP2 in respect of all personal property of the Company and (ii) obligates the Company to deliver the source code of its software products into escrow pursuant to an escrow agreement reasonably satisfactory to ERP2 within 30 days after January 31, 2008 and, subject to certain conditions, to effect one or more updates to the source code so escrowed. Such amended and restated pledge agreement, among other things, provides for a security interest in favor of ERP2 in respect of the Company's interest in its United Kingdom subsidiaries, Enterprise Informatics International Ltd. and Enterprise Informatics Ltd.

        The Company is obligated under the New Note, on or prior to the date of the above-referenced $1,200,000 disbursement, to issue to ERP2 warrants for the purchase of the number of shares of common stock equal to the greater of (i) 26,735,508 shares of common stock and (ii) 20% of the fully diluted outstanding common stock as of the date of such issuance. Such warrants will have a per share exercise price of $0.08 and a 10-year term, and contain certain "cashless exercise" and anti-dilution provisions.

        The New Note provides for entry by the Company and ERP2 into one or more agreements pursuant to which designees of ERP2 will provide management consulting, strategic and financial advisory services to the Company during the period that any indebtedness is outstanding under the New Note or the Old Notes, in exchange for fees paid by the Company of up to $60,000 per quarter. In addition, the Company is obligated to pay (i) a $75,000 closing fee, which includes up to $25,000 of fees and expenses that the Company is required to reimburse to ERP2 pursuant to the letter agreement between the Company and ERP2 dated October 22, 2007 and (ii) certain fees and expenses incurred by ERP2 in connection with the transactions described above.

        As of March 31, 2008, the aggregate amount of principal and interest outstanding under the Old Notes was $705,000 and the aggregate amount of principal and interest outstanding under the New Note was $302,000. In addition, as of April 7, 2008, ERP2 (i) by virtue of its ownership of shares of the common stock and Series F Convertible Preferred Stock of the Company, was entitled to 52,240,833 or 70.2% of the total number of votes eligible to be cast on all matters submitted to the vote of the holders of common stock and, consequently, was entitled to elect a majority of the Board and (ii) by virtue of its ownership of such shares and of the above-referenced warrant to purchase 17,175,971 shares of common stock, was the beneficial owner of 69,416,804 shares or 75.8% of the common stock of the Company.

        Certain Actions of the Independent Committee and the Board of Directors Regarding the Reverse Split

        On March 11, 2008, the Independent Committee held a meeting at which, among other things, it (i) after considering various alternative methods for determining the price per pre-split common share that will be paid in cash in lieu of fractional shares in connection with the Reverse Split, determined that such price will be $0.05, which equals the average of the closing price of our common stock as quoted on the OTC Bulletin Board for the 10 trading days prior to March 11, 2008; (ii) made certain determinations regarding the substantive and procedural fairness of the Reverse Split to unaffiliated shareholders; and (iii) approved and recommended that the Board of Directors approve the Reverse Split and an amendment of the articles of incorporation of the Company in substantially the form attached to this information statement as Annex A to effectuate the Reverse Split and the associated reduction in the number of authorized shares of common stock by a factor of 1,000 from 200,000,000 to 200,000 (the "Reverse Split Amendment"). Each such action by the Independent Committee was unanimous, except that Mr. Hamilton, as described below under "Special Factors—Determinations of the Independent Committee Regarding the Price to Be Paid for Fractional Shares" abstained from the determination of the price per pre-split common share that will be paid in cash in lieu of fractional shares in connection with the Reverse Split. Additional information regarding such actions of the Independent Committee is provided below under "Special Factors—Determinations of the Independent Committee Regarding the Price to Be Paid for Fractional Shares" and "Special Factors—Determinations of the Independent Committee and Board of Directors Regarding Fairness of the Reverse Split."

        On March 11, 2008, the Board of Directors held a meeting at which, among other things, it (i) adopted the determination of the Independent Committee regarding the price per share in cash that will be paid in lieu of fractional shares in connection with the Reverse Split; (ii) made certain determinations regarding the substantive and procedural fairness of the Reverse Split to unaffiliated shareholders; (iii) approved the Reverse Split and the Reverse Split Amendment; and (iv) fixed April 10, 2008 as the record date for the determination of shareholders entitled to receive this information statement. Each such action was unanimous, except that Mr. Shorten was not present at the meeting and Mr. Lee abstained due to his affiliation with ERP2 and the interest of ERP2 in the ERP2 Transaction, in connection with which the Reverse Split is anticipated to be consummated. Additional information regarding the determinations of the Board of Directors regarding the substantive and procedural fairness of the Reverse Split to unaffiliated shareholders is provided below under "Special Factors—Determinations of the Independent Committee and Board of Directors Regarding Fairness of the Reverse Split."

        None of the Company, the Board of Directors, the Independent Committee or the Company's management has recommended or is recommending that any shareholder of the Company take any action, including any increase, division, or other adjustment of any shareholder's existing holdings of our common stock, that would increase or decrease the amount of any cash payment in lieu of fractional shares or the number of any post-split common shares that any shareholder may become entitled to receive as a result of the Reverse Split. We recognize that the individual circumstances or our shareholders vary, and we urge you to consult with your financial and tax advisors prior to taking any such action.

Purposes of and Reasons for the Reverse Split

  The Purposes and Reasons of the Company for the Reverse Split

          Summary

        The purposes of the Company in effectuating the Reverse Split include the realization of certain benefits arising from the anticipated deregistration of the Company's common stock under the

Exchange Act following completion of the Reverse Split and the resulting cessation of the Company's reporting and other obligations as an SEC reporting company. Those benefits include (i) significant cost savings to the Company resulting from the elimination of many of the expenses related to the Company's status as an SEC reporting company, including expenses relating to the reporting and other requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws and (ii) relief for the Company from the administrative burdens and reduced operational flexibility associated with being an SEC reporting company. Other purposes of the Company in effectuating the Reverse Split are (i) the provision of liquidity for small shareholders, who may otherwise have been deterred from selling their shares because of the lack of an active trading market and because of brokerage costs that are disproportionately high in relation to the market price per share of the Company's common stock and (ii) the avoidance of an event of default with respect to its indebtedness to ERP2, which could occur if all actions required to be completed by the Company to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act are not completed by April 30, 2008.

        In addition, because consummation of the Reverse Split is a precondition to the Company's receipt from ERP2 of $1,200,000 in loan proceeds as part of the ERP2 Transaction, the purposes of the Company in effectuating the Reverse Split include the realization of certain benefits to the Company that have resulted or are intended to result from the ERP2 Transaction. Those benefits include (i) satisfaction of the Company's need for financing to fund its working capital requirements in the near term, (ii) extension of the maturity dates of certain demand notes held by ERP2 until January 31, 2010 and the agreement of ERP2 not to call the notes prior to September 30, 2008 upon an event of default prior to September 30, 2008, and (iii) avoidance of a going concern qualification with respect to the Company's most recent audited financial statements.

          Reduced Costs and Expenses

        We incur both direct and indirect costs to comply with the reporting and other requirements imposed on us as a result of being an SEC reporting company. Professional fees of lawyers and accountants, and printing, mailing and other costs incurred by us in complying with SEC reporting and other requirements are substantial. We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act, which will become effective, in part, at the end of our current fiscal year ending on September 30, 2008, would require that (i) our management evaluate and prepare an assessment of the effectiveness of our internal control over financial reporting as of the end of each fiscal year beginning with our fiscal year ending September 30, 2008 and that (ii) our external auditors provide an attestation report regarding our internal control over financial reporting as of the end of each fiscal year beginning with our fiscal year ending September 30, 2009. Compliance with these requirements would require significant additional expenditures, including fees to third parties for compliance planning, assessment, documentation and testing. Consummation of the Reverse Split and deregistration of the Company's common stock under the Exchange Act would result in the cessation of our obligations as an SEC reporting company and, consequently, in significant cost savings to the Company.

        Our estimated costs of remaining an SEC reporting company are described in greater detail below:

Costs	Actual Fiscal 2007 Expenses	Projected Fiscal 2008 Expenses		Projected Fiscal 2009 Expenses with Auditor Attestation		Projected Fiscal 2009 Expenses with No Auditor Attestation
Audit of Annual Financials and Review of Quarterly Financials	$232,000	$255,000		$280,000		$280,000
Sarbanes-Oxley Initial Write-Up on Internal Controls	—	100,000	(1)	—		—
Sarbanes-Oxley Act Documentation and Testing	—	100,000		110,000		110,000
Sarbanes-Oxley Act Auditor Attestation Report Regarding Internal Control	—	—		300,000	(2)	—	(2)
SEC Counsel	167,000	200,000		250,000		250,000
Directors Fees	98,000	125,000		150,000		150,000
Director and Officer Insurance	37,000	50,000		60,000		60,000
Proxy and Annual Report Printing and Mailing, Electronic Filing Costs, DTC Fees, Transfer Agent Fees, Public Relations and Shareholder Communications and Other Miscellaneous Costs	70,000	80,000		100,000		100,000

Total	$604,000	$910,000		$1,250,000		$950,000

(1)
This is a one-time cost projected to be spent in fiscal 2008 related to Sarbanes-Oxley Act compliance.

(2)
We understand that the SEC may consider, but has not yet formally adopted, a proposal to delay for one year auditors' attestations on internal control for non-accelerated filers (companies with a public float of less than $75,000,000), which would include the Company.

        We ultimately expect to realize recurring annual cost savings of approximately $1,030,000 as a result of the Reverse Split and deregistration of our common stock under the Exchange Act. These estimated savings are based on projections for our fiscal year ending September 30, 2009 and reflect the assumption that the current requirement that our external auditors provide an attestation report regarding our internal control over financial reporting with respect to such fiscal year will remain in effect (see note 2 to the table above). Our estimate of recurring annual cost savings primarily reflects, among other things:

  •
  a reduction in fees paid to our registered independent public accounting firm of approximately $200,000 for audits and reviews of the financial statements contained in our SEC periodic reports, and related expenses;

  •
  the elimination of approximately $110,000 paid to consultants and outside firms in connection with documentation and testing for ongoing compliance with the Sarbanes-Oxley Act;

  •
  the elimination of approximately $300,000 of anticipated costs related to the attestation report of our auditors with respect to our internal control over financial reporting that is required for compliance with the Sarbanes-Oxley Act;

  •
  a reduction in legal fees associated with securities law compliance of approximately $250,000;

  •
  a reduction of approximately $30,000 in directors fees due to the elimination of quarterly audit committee meetings and the retention of an "audit committee financial expert" on the Board of Directors;

  •
  a reduction in director and officer insurance of $40,000; and

  •
  the elimination of approximately $100,000 of costs and expenses consisting of (i) costs relating to the printing and mailing of annual reports to shareholders and proxy statements (ii) fees and expenses associated with the conversion of our periodic and current reports and other filed documents, such as proxy statements and Section 16 filings, into form suitable for electronic filing on the SEC's EDGAR database, (iii) fees payable to Depository Trust Company, (iii) transfer agent fees, (iv) public relations and shareholder communications costs and (iv) other miscellaneous costs.

        We believe the projected fiscal 2009 costs set forth above are indicative of our annual costs going forward were we to remain an SEC reporting company. Please note, however, that the projected annual costs set forth above are only estimates and the actual costs we realize may be higher or lower than such estimates. Likewise, our projected annual cost savings are only estimates, and those cost savings could be higher or lower than the amounts set forth above. As noted, cost information for fiscal 2007 reflects actual costs incurred, but our estimates of costs in fiscal 2008 and 2009 and, accordingly, our estimated cost savings, are based only in part on historical costs. For example, if the Reverse Split and deregistration of the Company's common stock are effected, there will be an elimination of Sarbanes-Oxley Act documentation and testing fees that the Company has not incurred in the past. In some instances, estimates of cost savings were based on verifiable assumptions. For example, if the Company ceases to be an SEC reporting company, the costs incurred in the auditor review of the quarterly reports will be eliminated. Additionally, there will be no need for SEC counsel if the Company no longer files reports with the SEC. Other estimates were more subjective, such as savings in fees of our transfer agent because of a reduction in the number of shareholder accounts to be handled by it, and a reduction in printing, mailing and other related costs of distributions to shareholders.

          Management Time and Expense; Operational Flexibility

        The costs described above do not include the overall time expended by our management on the preparation and review of our SEC filings and compliance with other requirements arising from our status as an SEC reporting company. The time required to be devoted to such tasks, absent our ceasing to be an SEC reporting company, will likely increase, particularly for our chief executive officer and our chief financial officer who, pursuant to the Sarbanes-Oxley Act, must evaluate and prepare an assessment of the effectiveness of our internal control over financial reporting as of the end of each fiscal year beginning with our fiscal year ending September 30, 2008. We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth. Additionally, due to the public market's focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management would have greater flexibility to make operational decisions based primarily on the Company's long term goals.

          Liquidity for Small Stockholdings

        Holders of small amounts of shares of our common stock may be deterred from selling their shares because of the lack of an active trading market and brokerage costs that are disproportionately high in relation to the market price per share of the Company's common stock. Based on our review of a list of record holders of our common stock furnished to us by our transfer agent, we estimate that approximately 650 of the approximately 800 record holders of our common stock hold fewer than 1,000 shares. In addition, we estimate that there are approximately 2,300 holders of our common stock in "street name," of whom a certain number, which is not known to the Company, own fewer than 1,000 shares. The Reverse Split will offer each of these holders of fewer than 1,000 shares the opportunity to obtain cash for their shares without the cost of dealing with a broker.

        In addition, our common stock is and has been thinly traded. The average daily trading volume of our common stock during the twelve-month period ended March 31, 2008 was approximately 46,326 shares per day, and during that period there were 26 trading days on which our common stock did not trade at all. The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market. Accordingly, the Reverse Split will provide our smallest shareholders with the ability to liquidate their holdings in us and receive cash for their shares.

    Avoidance of an Event of Default with Respect to the Company's Indebtedness to ERP2

        If all actions required to be completed by the Company to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act are not completed by April 30, 2008, an event of default with respect to the Company's indebtedness to ERP2 could occur.

        As part of the ERP2 Transaction, the Company issued to ERP2 on January 31, 2008 a secured promissory note in the principal amount of up to $1,500,000 that, absent an event of default, bears interest at the rate of 10% per annum. The disbursement of $300,000 of such principal amount occurred upon issuance of the note. Disbursement of the remaining $1,200,000 of such principal amount is subject to conditions including the completion of all actions required to be completed by the Company in order to effectuate a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the Company's common stock under the Exchange Act (the "Borrower Actions"). Any failure of the Company to complete such actions, including the Reverse Split, on or before April 30, 2008, would constitute an event of default under the note. Such a failure would pose an immediate risk of insolvency to the Company because, upon an event of default under the note, all indebtedness evidenced by the note will become immediately due and payable. In addition, upon the occurrence and continuation of an event of default under the note, the unpaid principal amount under the note will bear interest at the increased rate of 13% per annum.

        As part of the ERP2 Transaction, the Company and ERP2 also executed amendments to certain existing demand notes issued by the Company and held by ERP2 that provide, among other things, for (i) the extension of the maturity dates of such notes until January 31, 2010 and (ii) a right of ERP2 to accelerate the indebtedness represented by such notes upon an event of default under the new promissory note issued as part of the ERP2 Transaction, provided that no such acceleration may occur prior to September 30, 2008 upon an event of default prior to September 30, 2008. As discussed above, any failure to complete the Borrower Actions prior to April 30, 2008 constitutes an event of default under such new promissory note. Consequently, any such failure would pose a risk of insolvency to the Company as of September 30, 2008 because, as of such date, ERP2 would be entitled to accelerate the Company's indebtedness under the amended demand notes on account of the event of default.

        Additional information regarding the terms of the ERP2 Transaction is set forth above under "Special Factors—Background of the Reverse Split—Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby."

    Satisfaction of the Company's Near-Term Requirements for Working Capital

        The purposes of the Company in effectuating the Reverse Split include the satisfaction, as a result of the ERP2 Transaction, of the Company's need for financing to fund its working capital requirements in the near term. As of the date on which the Company and ERP2 executed the term sheet for the ERP2 Transaction, the Company was at risk of a liquidity crisis absent receipt of additional financing. That risk arose from the Company's dependence for working capital purposes on the receipt of new customer orders for its software products and timely annual renewals of maintenance contracts by existing customers, neither of which could be assured.

        As part of the ERP2 Transaction, the Company issued to ERP2 a secured promissory note in the principal amount of up to $1,500,000. The disbursement of $300,000 of such principal amount occurred upon issuance of the note. Disbursement of the remaining $1,200,000 of such principal amount is conditioned upon completion of all actions required to be completed by the Company in order to effectuate a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the Company's common stock under the Exchange Act, upon the issuance by the Company to ERP2 of certain common stock warrants, and upon the Company otherwise being in compliance with its obligations under the note. Receipt by the Company of the initial disbursement of $300,000 as of January 31, 2008 resulted in an improvement to its working capital position. In the event that the Company satisfies the conditions to disbursement of the remaining $1,200,000 under the note, including consummation of the Reverse Split, and receives such amount from ERP2, the Company's working capital position will be further improved. Consequently, the Company anticipates that, in such event, the risk of the Company experiencing a liquidity crisis in the near term due to a reduction in new customer orders or in timely annual renewals of maintenance contracts will be substantially reduced. In addition, in such event, the Company intends to use the amounts received from ERP2 under the note primarily to expand its sales and marketing capabilities.

        Additional information regarding the terms of the ERP2 Transaction is set forth above under "Special Factors—Background of the Reverse Split—Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby."

    Extension of the Maturity Dates of Certain Demand Notes until January 31, 2010 and the Agreement of ERP2 not to Call the Notes Prior to September 30, 2008 upon an Event of Default Prior to September 30, 2008

        As of the date on which the Company and ERP2 entered into the term sheet for the ERP2 Transaction, ERP2 was entitled to call at any time certain demand notes that it held, which event would have resulted in the insolvency of the Company. As part of the ERP2 Transaction, the maturity dates of such notes were extended until January 31, 2010 and ERP2 agreed not to call them prior to September 30, 2008 upon an event of default prior to September 30, 2008.

        Additional information regarding the terms of the ERP2 Transaction is set forth above under "Special Factors—Background of the Reverse Split—Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby."

    Avoidance of a Going Concern Qualification with Respect to the Company's Most Recent Audited Financial Statements

        The purposes of the Company in effectuating the Reverse Split include the avoidance, as a result of the ERP2 Transaction, of material harm to the Company's operations arising from the inclusion by the Company's auditors of a going concern qualification in the auditors' report on the Company's most recent audited financial statements.

        Prior to the execution on January 14, 2008 of the term sheet for the ERP2 Transaction, the Company was facing an immediate risk of receiving a going concern qualification in the auditors' report with respect to the Company's most recent annual financial statements, which management of the Company anticipated would have a material adverse effect on the Company's operations. Specifically, the Company had been advised by its auditors that, absent sufficient financing to support the Company's obligations and operation, such as the refinancing, extension or payment of the demand notes held by ERP2 or an agreement of ERP2 not to call such notes prior to September 30, 2008, the auditors would include a going concern qualification in their report with respect to the Company's audited financial statements required to be included with the Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2007, which the Company was required to file by January 15, 2008. Officers of the Company had advised the Independent Committee that a going concern qualification in the auditors' report would likely result in immediate and severe adverse effects on the Company's ability to continue to produce and sell its products, including due to the impairment of current and prospective relationships of the Company with customers, third party software vendors and others. Because the term sheet included an extension of the demand notes until January 31, 2010, with the agreement of ERP2 not to call the demand notes prior to September 30, 2008 upon an event of default prior to September 30, 2008, entry into the term sheet by ERP2 and the Company would, in the view of the Company's auditors, adequately demonstrate that the Company could support its obligations and operations in the immediate future and, consequently, would avoid the need for a going concern qualification.

        Additional information regarding the terms of the ERP2 Transaction is set forth above under "Special Factors—Background of the Reverse Split—Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby."

  Purposes and Reasons of the ERP2 Filing Persons for the Reverse Split

        The purposes of each of the ERP2 Filing Persons for the Reverse Split include the realization by the Company of (i) significant cost savings resulting from the elimination of many of the expenses related to the Company's status as an SEC reporting company, including expenses relating to the reporting and other requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws and (ii) relief from the administrative burdens and reduced operational flexibility associated with being an SEC reporting company. Those benefits to the Company are as described in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split—The Purposes and Reasons of the Company for the Reverse Split." The information in this paragraph was provided to the Company by the ERP2 Filing Persons.

Alternatives to the Reverse Split

  Determination of Reverse Split Ratio

        As discussed under "Special Factors—Background of the Reverse Split" above, ERP2 delivered a financing proposal to the Company on December 20, 2007 that contemplated the effectuation of a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the Company's common stock under the Exchange Act. The ERP2 Filing Persons have advised the Company that, prior to delivery of such proposal, a range of potential reverse split ratios was considered. Different potential ratios were considered based on the criteria that the ratio selected should serve to (i) reduce the number of record holders of the Company's common stock below 300 in order to allow the Company to deregister its common stock under the Exchange Act and (ii) reduce such number below 300 by a sufficient margin so as to reduce to an acceptable level the risk of the Company again becoming subject to SEC reporting obligations following the deregistration of its common stock as a result of the number of record holders increasing to again be 300 or higher. The number of record holders of the Company's common stock could increase following such deregistration due to transfers or issuances of common shares to new record holders or as the result of persons formerly holding shares of the Company's common stock only in "street name" becoming record holders of the Company's common stock. The ERP2 Filing Persons have advised the Company that the reverse split ratio of 1000-to-1 was proposed because it was expected to satisfy the above-referenced criteria. Specifically, the effectuation of a reverse split of the Company's common stock based on such ratio is expected to reduce the number of record holders of the Company's common stock from approximately 800 to approximately 180.

        In connection with its consideration of the financing proposal delivered by ERP2, the Independent Committee considered the proposed reverse split ratio of 1000-to-1 based on the criteria referenced in the preceding paragraph. The Independent Committee determined the proposed ratio to be appropriate because it was expected to satisfy such criteria by reducing the number of record holders of the Company's common stock from approximately 800 to approximately 180.

  Alternative Transaction Structures for Termination of the Company's Status as an SEC Reporting Company

        The ERP2 Filing Persons have advised the Company that, prior to the delivery to the Company of ERP2's proposal for a financing transaction on December 20, 2007 (as discussed under "Special Factors—Background of the Reverse Split" above), they considered the alternative of proposing a tender offer by the Company for shares of its common stock as a method of reducing the number of record holders of the Company's common stock below 300 and thereby allowing the Company to deregister its common stock under the Exchange Act. Under this method, the Company would offer to purchase a certain number of shares of its common stock within a certain timeframe. Because of the voluntary nature of a tender offer and the requirement that shares be purchased from tendering shareholders on a pro rata basis, there could be no assurances that the Company would acquire all of the shares of enough record holders of its common stock to reduce the number of such holders below 300. In addition, a tender offer would likely require a cash expenditure for repurchases of shares greater than the sum required to repurchase fractional shares in a reverse stock split. The ERP2 Filing Persons have advised the Company that, in view of these disadvantages, they determined not to pursue this alternative.

        In connection with its consideration of the financing proposal delivered by ERP2, the Independent Committee also considered the alternative of reducing the number of record holders of the Company's common stock below 300 by means of a tender offer by the Company for shares of its common stock. The Independent Committee took account of the disadvantages of such alternative set forth in the preceding paragraph and, in view of those disadvantages, determined not to pursue this alternative.

  Consideration of Appraisal and Dissenters' Rights

        Under California law, our certificate of incorporation and our bylaws, no appraisal or dissenters' rights are available to shareholders of the Company in connection with the Reverse Split. The ERP2 Filing Persons have advised the Company that the absence of appraisal and dissenters' rights was not a factor in the decision to propose a financing transaction involving the reverse split of the Company's common stock. The absence of appraisal and dissenters' rights was among the factors that the Independent Committee and the Board of Directors considered in determining the Reverse Split to be fair to the Company's unaffiliated shareholders and in approving the Reverse Split and the Reverse Split Amendment. Although the Independent Committee and the Board of Directors considered the absence of appraisal rights to be a disadvantage, the Independent Committee and the Board of Directors nevertheless determined consummation of the Reverse Split to be in the best interests of the Company and its shareholders, including its unaffiliated shareholders.

        Appraisal or dissenters' rights could have been available to shareholders of the Company had a method other than a reverse stock split been chosen as the means of terminating the Company's status as an SEC reporting company, depending on the particular method chosen. Had the Company determined to reduce the number of record holders of its common stock to below 300 by means of a tender offer (as discussed above under "Alternative Transaction Structures for Termination of the Company's Reporting Obligations") or by means of the repurchase of shares of the Company's common stock on the open market, such rights would not have been available. Had the Company chosen to terminate its status as an SEC reporting company through the effectuation of a cash-out merger, however, dissenters' rights would have been available under California law. In a cash-out merger, the Company would be merged with a newly formed corporation having no assets or operations. Shareholders of the Company holding fewer than a specified number of shares of the Company's common stock (such as 1,000) immediately prior to the merger would receive only cash consideration in respect of such shares and all other holders of shares of the Company's common stock immediately prior to the merger would become stockholders of the newly formed corporation. In the case of a cash-out merger, shareholders of the Company would be entitled to dissenters' rights under

California law and, accordingly, any such shareholder, subject to compliance with the applicable requirements of California law, would be entitled to receive, in lieu of the merger consideration, a cash payment equal to the fair market value of such shareholders' shares.

  Alternative Methods of Addressing the Company's Need for Financing

        As discussed above under "Special Factors—Purposes of and Reasons for the Reverse Split," the purposes of the Reverse Split include the satisfaction, as a result of the ERP2 Transaction, of the Company's need for financing to fund its working capital requirements. For a period of approximately two years prior to approval by the Independent Committee of the term sheet for the ERP2 Transaction, the Company had engaged in an extensive search for parties interested in providing financing to the Company or in acquiring or otherwise engaging in a strategic transaction with the Company. That search yielded no proposals by a party other than ERP2 for a financing or strategic transaction on terms acceptable to the Company. Such search activities by the Company, including certain proposals received by the Company in connection therewith and the reasons for their rejection by the Company are described in greater detail under "Special Factors—Background to the Reverse Split."

        In connection with its consideration and approval of the term sheet for the ERP2 Transaction, the Independent Committee considered the alternative of declining to approve the Company's entry into a financing transaction with ERP2. The Independent Committee determined that such course was not in the best interests of the Company or its shareholders. In reaching that determination, the Independent Committee considered, among other things, the following factors, each of which is described in greater detail under "Special Factors—Background to the Reverse Split": (i) absent the receipt of additional financing in the near term, the Company was at risk of a liquidity crisis; (ii) ERP2 was entitled to call certain demand notes that it held at any time, which would have caused the Company to become insolvent; and (iii) the Company was facing an immediate risk of receiving a going concern qualification in the auditors' report with respect to its most recent annual financial statements, which management of the Company anticipated would have a material adverse effect on the Company's operations. The Independent Committee further considered the search activities of the Company referenced in the preceding paragraph and the fact that such activities yielded no proposals by a party other than ERP2 for a financing or strategic transaction on terms acceptable to the Company.

Effects of the Reverse Split

  Effect of the Reverse Split on the Company

        The Reverse Split is expected to have the following effects on the Company:

  •
  Reduction in the Number of Holders of Record of the Company's Common Stock.  The Reverse Split is intended to reduce the number of our shareholders of record below 300, which will allow us to deregister our common stock under the Exchange Act and terminate our reporting and other obligations as an SEC reporting company. We expect that, upon consummation of the Reverse Split, the number of our shareholders of record will be reduced from approximately 800 to approximately 180. In addition, we estimate that there are approximately 2,300 holders of our common stock in "street name," of whom a certain number, which is not known to the Company, own fewer than 1,000 shares and, as a result, will be cashed out in the Reverse Split.

  •
  Reduction in the Number of Authorized Shares of the Company's Common Stock.  Concurrently with consummation of the Reverse Split, the Company's articles of incorporation will be amended to reduce the number of authorized shares of the Company's common stock by a factor of 1,000 from 200,000,000 to 200,000.

  •
  Termination of SEC Registrations and Elimination of SEC Reporting Obligations.  Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 15 with the SEC to deregister our common stock under Section 12(g) of the Exchange Act. We expect that such deregistration of our common stock will take effect 90 days after the filing of the Form 15. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of the registration of our common stock under Section 12(g) of the Exchange Act will be suspended immediately upon the filing of the Form 15 with the SEC. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 5% shareholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% shareholders will no longer be subject to the short swing trading provisions of Section 16 of the Exchange Act; (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under Section 13(d) of the Exchange Act; and (4) the Company will no longer be subject to Rule 13e-3 under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 shareholders of record, we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws. Following the filing of the Form 15 with the SEC, the Company expects to withdraw each of its registration statements under the Securities Act of 1933, as amended (the "Securities Act") that are currently effective. Specifically, the Company intends to withdraw (i) its currently effective resale registration statement on Form S-1 relating to certain shares of its common stock held by or issuable to the selling shareholders named therein and (ii) each of its five currently effective registration statements on Form S-8 relating to awards under its 1996 Stock Incentive Plan and its 2007 Stock Incentive Plan and to shares of common stock issuable pursuant to such awards.

  •
  Benefits to the Company Resulting from Cessation of the Company's Reporting and Other Obligations as an SEC Reporting Company.  The deregistration of the Company's common stock under the Exchange Act following completion of the Reverse Split and the resulting cessation of the Company's reporting and other obligations as an SEC reporting company are expected to result in certain benefits to the Company. Those benefits, as described in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," include (i) significant cost savings to the Company resulting from the elimination of many of the expenses related to the Company's status as an SEC reporting company, including expenses relating to the reporting and other requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws and (ii) relief for the Company from the administrative burdens and reduced operational flexibility associated with being an SEC reporting company.

  •
  Avoidance of an Event of Default with Respect to the Company's Indebtedness to ERP2.  As discussed in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," the potential effects of the Reverse Split include the avoidance by the Company of an event of default with respect to its indebtedness to ERP2, which could occur if all actions required to be completed by the Company to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act are not completed by April 30, 2008.

  •
  Benefits to the Company Resulting from the ERP2 Transaction.  Because consummation of the Reverse Split is a precondition to the Company's receipt from ERP2 of $1,200,000 in loan proceeds as part of the ERP2 Transaction, the anticipated effects of the Reverse Split include the realization of certain benefits to the Company that have resulted or are intended to result from the ERP2 Transaction. Those benefits, as discussed in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," include (i) satisfaction of the Company's need for financing to fund its working capital requirements in the near term, (ii) extension of the maturity dates of certain demand notes held by ERP2 until January 31, 2010 and the agreement of ERP2 not to call the notes prior to September 30, 2008 upon an event of default prior to September 30, 2008, and (iii) avoidance of a going concern qualification with respect to the Company's most recent audited financial statements.

  •
  Cost of the Reverse Split.  Based on information we have received from our transfer agent, Mellon Investor Services, we estimate that the cost of payments to shareholders in lieu of fractional shares will total approximately $60,000. This total amount could be larger or smaller depending on, among other things, (i) the number of "street name" holders of our common stock that own fewer than 1,000 shares, which number is not known to the Company and (ii) any change in the number of shares that will be exchanged for cash in connection with the Reverse Split as a result of purchases, sales and other transfers of shares of our common stock by our shareholders. In addition, the Company expects to incur professional fees and other expenses in connection with the Reverse Split (including all such fees and expenses expected to be incurred in connection with the ERP2 Transaction as a whole) of approximately $520,000. Amounts paid in lieu of fractional shares and other costs of the Reverse Split will be paid from the Company's working capital. See "Special Factors—Source of Funds and Expenses."

  Effect of the Reverse Split on Holders of Fewer than 1,000 Shares of Common Stock

        Upon completion of the Reverse Split, shareholders, including both affiliated and unaffiliated shareholders, holding fewer than 1,000 shares of our common stock, will become entitled to receive a cash payment in an amount per pre-split common share equal to $0.05, without interest, and will cease to be shareholders of the Company. Such shareholders will have no further financial interest in us with respect to their shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

  Effect of the Reverse Split on Holders Who Own 1,000 or More Shares

        For those shareholders, including both affiliated and unaffiliated shareholders, who hold 1,000 or more shares of our common stock, the Reverse Split may have the following effects:

  •
  Receipt of Post-Split Common Shares and Cash In Lieu of Fractional Shares.  Upon completion of the Reverse Split, each shareholder holding more than 1,000 shares of our common stock will become entitled to receive that number of post-split common shares calculated by dividing their pre-split common share holdings by 1,000 and rounding down to the nearest whole number. If the total number of pre-split common shares that a shareholder holds is not evenly divisible by 1,000, the shareholder will become entitled to receive a cash payment, without interest, in lieu of the fraction of a post-split common share that the shareholder otherwise would have been entitled to receive. Such cash payment will be in the amount of $0.05 per pre-split common share corresponding to such fraction of a post-split common share.

  •
  Reduced Market Capitalization.  There can be no assurances that the market price of the Company's common shares after completion of the Reverse Split will increase in proportion to the reduction in the number of common shares issued and outstanding before the Reverse Split. For example, based on the closing price on the OTC Bulletin Board of the Company's common shares on April 7, 2008 of $0.05 per share, there can be no assurances that the market price of the Company's common shares after completion of the Reverse Split would be at least $50.00 per share. Furthermore, it is typically the case that, upon the effectuation of a reverse split of the common stock of a publicly traded company, the market price of such stock does not increase in proportion to the reduction in the number of common shares issued and outstanding before the reverse split. The total market capitalization of the Company's common shares after the Reverse Split may, accordingly, be lower than the total market capitalization before the Reverse Split. In addition, if the Reverse Split is completed and the market price of the Company's common shares subsequently declines, the percentage decline may be greater than would occur in the absence of the Reverse Split.

  •
  Reduced Liquidity and Market Price of Our Common Stock.  Upon consummation of the Reverse Split, the number of issued and outstanding shares of the Company's common stock will be reduced by a factor of one-thousand. In addition, as discussed below, following deregistration of our common stock under the Exchange Act, there will be a reduction in the amount of information publicly available about the Company. Further, our common stock will no longer be eligible for quotation on the OTC Bulletin Board. It is anticipated that our common stock will be quoted on the Pink Sheets, though such quotation, as discussed below, cannot be assured. These factors could lead to reduced trading volume of and a smaller number of market makers for our common stock, thereby adversely affecting the trading liquidity and market price of the common shares.

    In addition, the deregistration of our common stock under the Exchange Act and resulting cessation of the quotation of our common stock on the OTC Bulletin Board could lead to the elimination of any public market for our common stock. Although the Company anticipates that, immediately following such deregistration, our common stock will be quoted in the Pink Sheets, there can be no assurances that such quotation of our common stock will occur or continue for any period of time. Rule 15c2-11 under the Exchange Act requires brokers to obtain certain information and assess its reliability before publishing quotations for securities that are not registered under the Exchange Act. As indicated below, following deregistration, the Company will be under no obligation to make public filings under the Exchange Act, and any information that the Company makes available to the public may not include all of the information that a broker would need to have available in order to publish quotations of the Company's common stock under Rule 15c2-11. Accordingly, quotations for the Company's common stock in the Pink Sheets may cease to be published if brokers determine that the available information about the Company is no longer current. In that case, there would be no public market for the Company's common stock, and shareholders may be unable to sell shares of the Company's common stock.

  •
  Reduction in Public Information about the Company.  Following completion of the Reverse Split and the deregistration of our common stock under the Exchange Act, the Company will no longer be subject to public reporting requirements under the Exchange Act, including any requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K. Consequently, following such action, there will not be made available to the public current financial or other information concerning the Company, except such information, if any, as the Company may choose to voluntarily disclose or be required to disclose pursuant to applicable legal requirements.

  •
  Increased Trading Costs for "Odd Lots" of Our Common Stock.  Following the Reverse Split, some shareholders may own less than 100 shares of the Company's common stock. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers. Therefore, those shareholders who own less than 100 common shares following the Reverse Split may be required to pay higher transaction costs if they should determine to sell their shares.

  Effect of the Reverse Split on Beneficial Holders

        We intend to treat shareholders holding our common stock in "street name" in the same manner as record holders. Prior to the effective date of the Reverse Split, we expect that Depository Trust Company ("DTC") will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name, asking them to provide DTC with information regarding the aggregate number of post-reverse split common shares to which their beneficial holders will become entitled and the aggregate amount that will be payable to their beneficial holders in lieu of fractional shares in connection with the Reverse Split, and requesting that they effect the Reverse Split for their beneficial holders. Upon consummation of the Reverse Split, post-reverse split common shares and cash in lieu of fractional shares will be allocated among such brokers, banks and other nominees based on the information provided to DTC for the use of such brokers, banks and other nominees in effecting the Reverse Split for their beneficial holders. The manner in which the Reverse Split is processed by these banks, brokers and other nominees, however, may have effects on their beneficial holders that would not apply to shareholders that hold all of their shares of record. For example, a shareholder holding a total of 1,000 or more shares of common stock may nevertheless have all of those shares cashed out if the shareholder holds a combination of street name shares and shares of record, or holds shares in several brokerage firms. If you are in this situation and desire to remain a shareholder of the Company after the Reverse Split, you may wish to consolidate your holdings into one brokerage account or record holder position prior to the effective date. Conversely, if you hold less than 1,000 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into your own name so that you will be a record owner of the shares.

  Effect of the Reverse Split on the ERP2 Filing Persons

        The Reverse Split is expected to have the following effects on ERP2:

  •
  Disbursement of Loan Proceeds by ERP2 to the Company.  As part of the ERP2 Transaction, the Company issued to ERP2 a secured promissory note in the principal amount of up to $1,500,000. The disbursement of $300,000 of such principal amount occurred upon issuance of the note. Disbursement of the remaining $1,200,000 of such principal amount is conditioned upon completion of all actions required to be completed by the Company in order to effectuate a 1,000-to-1 reverse split of the Company's common stock and the deregistration of the Company's common stock under the Exchange Act, upon the issuance by the Company to ERP2 of certain common stock warrants, and upon the Company otherwise being in compliance with its obligations under the note. Consequently, upon satisfaction of such conditions, including the effectuation of the Reverse Split, ERP2 is expected to be obligated under the note to disburse such $1,200,000 amount to the Company.

  •
  Adjustment of Series F Convertible Preferred Stock.  The 5,291 shares of the Company's Series F Convertible Preferred Stock held by ERP2 are convertible into the Company's common stock at the adjusted conversion price of $0.34 (which price is subject to further adjustment in accordance with certain anti-dilution provisions contained in the Certificate of Determination for the Series F Convertible Preferred Stock) based on the stated value of $1,000 per share and on the amount of any unpaid accrued dividends and interest per share as of the date of conversion. Such conversion may occur at the option of the holder of the shares being converted until September 30, 2008. On that date, any outstanding shares of Series F Convertible Preferred Stock not previously converted will be converted automatically. Upon completion of the Reverse Split, the conversion price will be increased by a factor of 1,000 and, consequently, the number of shares of common stock issuable upon conversion of any shares of Series F Convertible Preferred Stock at any time following completion of the Reverse Split will be equal to 1/1000 of the number of shares of common stock that would otherwise have been issuable upon conversion of such shares at such time.

  •
  Effects Arising from Common Stock Holdings.  ERP2, which held 36,482,969 outstanding shares of our common stock as of April 7, 2008, will be subject to the effects described under "Effect of the Reverse Split on Holders Who Own 1,000 or More Shares."

  •
  Adjustment of Warrants.  The warrant for the purchase of 17,175,971 shares of our common stock issued to ERP2 on January 31, 2008 will be subject to adjustment as described below under "Effect of the Reverse Split on Holders of Options and Warrants to Purchase Shares of Common Stock."

        As a result of the affiliations of the ERP2 Filing Person with ERP2 described below under "Information About the Company and the ERP2 Filing Persons—Identity and Background of Certain Persons," the effects on ERP2 described above apply indirectly to each of the ERP2 Filing Persons other than ERP2. The information in the preceding sentence was provided to the Company by the ERP2 Filing Persons.

  Effect of the Reverse Split on Directors and Officers of the Company

        The Reverse Split is expected to have the following effects on our directors and officers:

  •
  Elimination of Certain Certification, Reporting and Other Requirements.  As a result of the Reverse Split and subsequent deregistration of our common stock under the Exchange Act, we will no longer be subject to the majority of the provisions of the Sarbanes-Oxley Act or the reporting and liability provisions of the Exchange Act, including the requirement that certain of our officers personally certify our periodic reports to shareholders and the accuracy of our financial statements. Our officers and directors will no longer be subject to the reporting requirements or the prohibitions against short-swing profits under Section 16 of the Exchange Act. The Reverse Split and deregistration of our common stock may therefore significantly lower the liability exposure of our officers and directors.

  •
  Effects Arising from Common Stock Holdings.  Each of our directors and officers that holds shares of our common stock upon completion of the Reverse Split will be subject to the effects described under "Effect of the Reverse Split on Holders of Fewer than 1,000 Shares of Common Stock" or "Effect of the Reverse Split on Holders Who Own 1,000 or More Shares," as applicable, and if applicable, to the effects described under "Effect of the Reverse Split on Beneficial Holders."

  •
  Adjustment of Stock Options.  Outstanding stock options held by directors and officers of the Company upon completion of the Reverse Split will be subject to adjustment as described below under "Effect of the Reverse Split on Holders of Options and Warrants to Purchase Shares of Common Stock."

  •
  Effects on Directors with Interests in ERP2.  Richard Shorten and Kyong K. "Steve" Lee are members of the board of directors of the Company. Mr. Shorten is Administrative Manager of ERP2 and Mr. Lee is Manager of ERP2. In addition, each of Mr. Shorten and Mr. Lee has an ownership interest in a separate minority member of ERP2. Each such minority member is entitled to receive distributions from ERP2 after the majority member of ERP2 receives a 10% preferred return. Through his ownership interest in a minority member, Mr. Shorten holds a 5% indirect interest in ERP2. Through his ownership interest in a minority member, Mr. Lee holds a 3.75% indirect interest in ERP2. Consequently, the effects of the Reverse Split on ERP2 described above under "Effect of the Reverse Split on ERP2" apply indirectly to Mr. Lee and Mr. Shorten. The information in this bullet point was supplied to the Company by the ERP2 Filing Persons.

        After the Reverse Split, the beneficial ownership of the Company's common stock of the directors and executive officers of the Company will remain substantially the same at 4%.

    Effects of the Reverse Split Relating to the Company's Resale Registration Statement on Form S-1

        The Company currently has an effective resale registration statement on Form S-1 that relates to 43,336,338 shares of common stock (the "Registration Statement"). In connection with the Reverse Split and deregistration of our common stock under the Exchange Act, the Company expects to withdraw the Registration Statement. Included in the Registration Statement are 38,386,338 shares that are held by or issuable to MAG and certain of its affiliates. The effects of the Reverse Split on MAG and such affiliates relating to the Registration Statement are described below under "Effect of the Reverse Split on MAG and its Affiliates." In addition, as described in the following paragraph, 925,000 of the shares included in the Registration Statement are held by or issuable to certain other parties. The remainder of the shares included in the Registration Statement were previously issuable under certain warrants that expired prior to the date of this information statement. The Company provided notice in January 2008 to each of the selling shareholders named in the Registration Statement of the suspension of all sales pursuant to the Registration Statement and the associated prospectus.

        The Registration Statement includes: (i) 300,000 shares of common stock issuable to Liolios Group, Inc. ("Liolios") at the purchase price of $0.10 per share upon exercise of a warrant issued to it by the Company, which was effective on March 31, 2006 and expires on March 31, 2009 (the "Liolios Warrant Shares"); (ii) 550,000 shares of common stock issuable to Cappello Capital Corp. ("Cappello") at the purchase price of $0.40 per share upon exercise of a warrant issued to it by the Company, which was effective as of November 5, 2004 and expires on November 5, 2009 (the "Cappello Warrant Shares") and (iii) 75,000 shares of common stock issued to CEOcast on September 5, 2004 pursuant to a consulting agreement between the Company and CEOcast (the "CEOcast Shares"). All of such shares of common stock were included in the registration statement pursuant to piggyback registration rights of Liolios, Cappello or CEOcast, as applicable, set forth in the warrant held by Liolios, the warrant held by Cappello and the Consultant Agreement with CEOcast, respectively. The Company is not obligated under those warrants or the Consultant Agreement with CEOcast to maintain the effectiveness of the Registration Statement.

        Following the withdrawal of the Registration Statement, any of the Liolios Warrant Shares and the Cappello Warrant Shares that may be issued and the CEOcast Shares will not be transferable pursuant to the Registration Statement or any associated prospectus. The Company believes that the CEOcast Shares are presently transferable without restriction pursuant to Rule 144 under the Securities Act ("Rule 144"). In addition, the Company believes that, in the event the warrant held by Liolios or the warrant held by Cappello were to be exercised pursuant to certain "cashless exercise" provisions contained therein, the shares of our common stock issued as a result of such exercise would be transferable without restriction pursuant to Rule 144.

  Effect of the Reverse Split on M.A.G. Capital, LLC and its Affiliates

        The Reverse Split is expected to have the effects describe below on M.A.G. Capital, LLC and its affiliates Monarche Pointe Fund, Ltd. and Mercator Momentum Fund III, L.P. (collectively, the "MAG Entities"). Included in the Registration Statement are 38,386,338 shares of our common stock that are held by or issuable to MAG and certain of its affiliates.

          Modification of Series I Convertible Preferred Stock

        The MAG Entities hold an aggregate of 2,450 shares of the Company's Series I Convertible Preferred Stock, which shares were acquired from the Company on March 10, 2006 pursuant to a

Subscription Agreement entered into by the Company and the MAG Entities on such date (the "Subscription Agreement"). Each share of Series I Convertible Preferred Stock is convertible into a number of shares of common stock determined by dividing $1,000 by the conversion price per share in effect at the time of conversion, provided that a holder of Series I Convertible Preferred Stock may at any given time convert only that number of shares of Series I Convertible Preferred Stock such that, upon conversion, the aggregate beneficial ownership of the Company's common stock of such holder and all persons affiliated with such holder is not more than 9.99% of the Company's common stock then outstanding. The conversion price per share, on any particular date, is equal to 85% of a certain measure of the market price of our common stock, provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share. The applicable market price measure is the volume-weighted average price of the Company's common stock during the five immediately preceding trading days, subject to adjustment (the "Market Price"). Accordingly, the number of shares of the Company's common stock into which the shares of Series I Convertible Preferred Stock may be converted varies based on the Market Price. The range, subject to certain adjustments, is from 11,666,667 common shares, if the Market Price were to be at least $0.25 at the time of all conversions, up to 33,793,104 common shares, if the Market Price were to be no greater than $0.08 at the time of all conversions.

        Completion of the Reverse Split and deregistration of the Company's common stock under the Exchange Act is expected to affect the calculation of the conversion price in the following ways:

  •
  Proportional Adjustment of the Floor and Ceiling Prices.  Upon completion of the Reverse Split, the floor price and the ceiling price will be increased by a factor of 1,000 to $72.50 and $210.00, respectively.

  •
  Modification of the Market Price Percentage.  The Reverse Split and deregistration of our common stock is expected to result in the reduction of the conversion price applicable to the Series I Convertible Preferred Stock, on any particular date, from 85% of the Market Price to 75% of the Market Price. The Certificate of Determination for the Series I Convertible Preferred Stock provides that upon an "Event of Default," as defined in the Subscription Agreement, the conversion price is so reduced to 75% of the Market Price. MAG claims that an Event of Default would occur upon the cessation of the trading of our common stock on the OTC Bulletin Board, NASDAQ, American Stock Exchange or New York Stock Exchange. Upon deregistration of the Company's common stock under the Exchange Act, the common stock will be disqualified from trading on the OTC Bulletin Board and is expected to be traded on the Pink Sheets (though such quotation cannot be assured).

  •
  Extension of the Period Over which the Market Price is Determined.  As indicated above, the market price measure relevant to calculation of the conversion price is generally the volume-weighted average price of the Company's common stock during the five immediately preceding trading days. Under the Certificate of Determination for the Series I Convertible Preferred Stock, such five-day period is generally extended for the number of trading days during such period on which the prospectus included in the registration statement covering the shares of common stock issuable upon conversion of the shares of Series I Convertible Preferred Stock may not be used for resale of such shares. As discussed below under "Effects Relating to the Company's Resale Registration Statement on Form S-1," the Company expects to withdraw the registration statement covering such shares in connection with the Reverse Split and deregistration of our common stock under the Exchange Act. Following such withdrawal, the associated prospectus will not be usable for the resale of such shares.

        Giving effect to both of the adjustments described above, following completion of the Reverse Split and the deregistration of our common stock under the Exchange Act, the number of post-split common shares issuable upon exercise of the Series I Convertible Preferred Stock will range from

11,666 post-split common shares if the Market Price were to be at least $280.00 at the time of all conversions, up to 33,793 post-split common shares, if the Market Price were to be no greater than $96.66 at the time of all conversions.

          Adjustment of Warrants Held by MAG

        The MAG Entities hold warrants to purchase 925,926 shares of our common stock at $0.27 per share, which were issued on March 10, 2006 and expire on March 10, 2009, and warrants to purchase an additional 925,926 shares of our common stock at $0.27 per share, which were issued on October 25, 2005 and expire on October 25, 2008. Under the terms of each of the warrants, the holder thereof is not entitled to exercise the warrant for a number of shares greater than the number that would cause the aggregate beneficial ownership of the Company's common stock of such holder and all persons affiliated with such holder to equal 9.99% of the Company's common stock then outstanding. Such warrants will be subject to adjustment as described below under "Effect of the Reverse Split on Holders of Options and Warrants to Purchase Shares of Common Stock."

          Effects Relating to the Company's Resale Registration Statement on Form S-1

        As discussed above under "Effects Relating to the Company's Resale Registration Statement on Form S-1," the Company currently has an effective resale registration statement on Form S-1 (referred to herein as the "Registration Statement"), which the Company expects to withdraw in connection with the Reverse Split and deregistration of our common stock.

        Certain shares held by or issuable to the MAG Entities are included in the Registration Statement pursuant to the registration rights of the MAG Entities. Those shares consist of 33,793,104 shares of our common stock issuable upon conversion of the shares of our Series I Convertible Preferred Stock held by the MAG Entities (the "Series I Conversion Shares"), 1,851,852 shares of our common stock issuable in the aggregate upon exercise of the warrants held by the MAG Entities (the "MAG Warrant Shares"), and 2,333,367 outstanding shares of our common stock that were issued to the MAG Entities upon conversion of certain shares of our Series G Convertible Preferred Stock (the "Series G Conversion Shares"). The MAG Entities hold registration rights (i) with respect to the Series I Conversion Shares and the MAG Warrant Shares pursuant to a registration rights agreement entered into by the Company and the MAG Entities on March 10, 2006 (the "2006 Registration Rights Agreement") and (ii) with respect to any of the Series G Conversion Shares that the MAG Entities continue to hold pursuant to a registration rights agreement entered into by the Company and certain of the MAG Entities on November 5, 2004 (the "2004 Registration Rights Agreement"). As of April 7, 2008, the MAG Entities held 1,216,792 outstanding shares of our common stock and therefore continue to hold no more than that number of the Series G Conversion Shares.

        The term "Registrable Securities" (i) as used in the 2006 Registration Rights Agreement refers to the Series I Conversion Shares and the MAG Warrant Shares and (ii) as used in the 2004 Registration Rights Agreement refers to the Series G Conversion Shares (as well as certain other shares of our common stock that, at present, are neither outstanding nor subject to future issuance). In either case, however, "Registrable Securities" do not include any share with respect to which it has been determined that (i) registration of such share under the Securities Act is no longer required for the immediate public distribution thereof or (ii) such share has been disposed of pursuant to an effective registration under the Securities Act.

        The Company is obligated under each of the 2006 Registration Rights Agreement and the 2004 Registration Rights Agreement to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the date that the Company receives an opinion of counsel that all of the Registrable Securities referenced in the 2006 Registration Rights Agreement or the 2004 Registration Rights Agreement, as applicable, may be freely traded without registration under Rule 144 under the Securities Act or otherwise (or, if earlier, the date that all of such Registrable Securities have been sold).

        Following the withdrawal of the Registration Statement, the Series I Conversion Shares, the MAG Warrant Shares and the Series G Conversion Shares will not be transferable pursuant to the Registration Statement or any associated prospectus. The Company believes that any of the Series I Conversion Shares that may be issued to the MAG Entities will be transferable without restrictions pursuant to Rule 144 and any of the Series G Conversion Shares that the MAG Entities continue to hold are transferable without restriction pursuant to Rule 144.

        In addition to the Series I Conversion Shares, the MAG Warrant Shares and the Series G Conversion Shares, the Registration Statement includes 408,016 shares issued to the MAG Entities as dividends on shares of the Company's Series G Convertible Preferred Stock issued to the MAG Entities on November 5, 2004 and shares of the Company's Series H Convertible Preferred Stock issued to the MAG Entities on October 25, 2005. The MAG Entities have no registration rights with respect to such shares. Following the withdrawal of the Registration Statement, such shares will not be transferable pursuant to the Registration Statement or any associated prospectus. The Company believes that any of such shares presently held by the MAG Entities are transferable without restriction pursuant to Rule 144.

          Certain Claims of MAG

        The Company has received a letter from MAG claiming, among other things, that the effectuation of the contemplated reverse split of our common stock and deregistration of our common stock under the Exchange Act will result in a breach of the registration rights of Monarch Pointe Fund, Ltd. ("Monarch") and Mercator Momentum Fund III ("MMF") and in a breach of a purported obligation of the Company to maintain the listing of our common stock on the OTC Bulletin Board, the NASDAQ or a stock exchange. Such letter also asserts that the deregistration of our common stock may cause Monarch and MMF to be in violation of their investment guidelines and that the cessation of the quotation of our common stock on the OTC Bulletin Board may cause MAG to violate its investment advisor registration. The letter further states that, in order to prevent such potential violations, Monarch and MMF would be required to dispose of the securities of the Company that they hold prior to deregistration of our common stock. In addition, the letter asserts that the ERP2 Transaction may constitute a breach of fiduciary duty on the part of the directors of the Company and ERP2. The Company has advised MAG that it does not agree with the claims set forth in the letter from MAG, and the Company intends to vigorously oppose any action relating to such claims that may be brought by MAG or any of its affiliates.

        The Company has been advised by ERP2 that it received a proposal from MAG regarding the possible purchase by ERP2 of the common stock, Series I Convertible Preferred Stock and warrants held by MAG, but that no agreement has been reached.

          Effects Arising from Common Stock Holdings.

        The MAG Entities, which held 1,216,792 outstanding shares of our common stock as of April 7, 2008, will be subject to the effects described under "Effect of the Reverse Split on Holders Who Own 1,000 or More Shares."

  Effect of the Reverse Split on Holders of Options and Warrants to Purchase Shares of Common Stock

        Upon completion of the Reverse Split, all outstanding options and warrants to purchase shares of our common stock will be adjusted to reflect the Reverse Split. Specifically, the number of shares of common stock that may be purchased upon exercise of each outstanding option or warrant will decrease by a factor of 1,000, and the exercise price thereof will increase by a factor of 1,000. Also, the number of shares reserved for issuance under our 2007 Stock Incentive Plan will be reduced by a factor of 1,000. When options and warrants outstanding upon completion of the Reverse Split are exercised, any fractional shares of common stock that may result from the Reverse Split will not be issued. Rather, we will pay the holder of the option or warrant cash in lieu of any fractional shares based upon the price per pre-split common share set forth above under "Special Factors—Effect of the Reverse Split on Holders of Fewer than 1,000 Shares of Common Stock."

Determination of the Independent Committee Regarding the Price to Be Paid in Lieu of Fractional Shares

        The price per share in cash that will be paid in lieu of fractional shares in connection with the Reverse Split was determined by the Independent Committee at a meeting held on March 11, 2008. The determination was unanimous, with the exception of one member, Mr. Hamilton, abstaining. Mr. Hamilton and a partnership of which he is the general partner sold certain shares of the Company's common stock on December 21, 2007. The aggregate proceeds from these sales were less than $4,200, the sales were effected prior to the establishment of the Independent Committee, and the prices per share received by Mr. Hamilton and the partnership were lower than the price per share determined by the Independent Committee for fractional shares. Nevertheless, Mr. Hamilton decided to abstain in order to avoid the appearance of a conflict of interest arising from the sale of the shares.

        The Independent Committee determined that the price per pre-split common share that will be paid in cash in lieu of fractional shares is most appropriately based on prevailing market price. Specifically, such price will be $0.05, which equals the average of the closing price of our common stock as quoted on the OTC Bulletin Board for the 10 trading days prior to March 11, 2008. In making this determination, the Independent Committee recognized that the Company's common stock is thinly traded, has a limited number of market makers, and is in a market with which investors are generally less familiar, relative to a national exchange such as the NYSE and NASDAQ, all of which factors may affect the price of the Company's shares quoted on the OTC Bulletin Board.

        The Independent Committee considered, as a measure of the going concern value of the Company, a valuation of the Company's common shares based on the terms of the Spescom Transaction. In connection with the Spescom Transaction, as described in greater detail under "Special Factors—Background of the Reverse Split," ERP2 acquired from Spescom on October 10, 2007, for aggregate consideration of $2,500,000, (i) beneficial ownership of 32,315,876 shares of the Company's common stock, consisting of 15,650,471 outstanding common shares and 16,665,405 common share issuable as of such date upon conversion of the 5,291 shares of the Company's Series F Convertible Preferred Stock acquired in the Spescom Transaction, (ii) certain demand notes under which, as of September 30, 2007, the aggregate amount of principal and interest outstanding was approximately $676,000; and (iii) certain contract rights and other interests held by Spescom in connection with its ownership of such shares and notes. Management of the Company advised the Independent Committee that, based on the allocation of the entire $2,500,000 purchase price to the shares and notes purchased by ERP2 and the valuation of the notes at approximately $676,000, the terms of the Spescom Transaction imply a valuation per share of the Company's common stock of which beneficial ownership was acquired of approximately $0.056. The Independent Committee recognized that the shares of Series F Convertible Preferred Stock acquired by ERP2, in addition to representing beneficial ownership of 16,665,405 common shares, represent certain dividend, liquidation and other rights not applicable to the Company's common shares. Accordingly, the Independent Committee determined that the terms of the Spescom Transaction supported the cashing out of fractional shares at a price per pre-split common share lower than $0.056 and noted that the price discussed above of $0.05 per share is such a price.

        The Independent Committee considered the fact that, historically, the market price of the Company's common stock has varied significantly and at certain times in the past has been significantly higher than the price discussed above of $0.05 per share. The Independent Committee also considered that the prices at which the Company's common stock has traded historically may not reflect the current value of the Company and may have reflected general market conditions that do not currently exist.

        While the Independent Committee reviewed the net book value of the shares of our common stock, it did not view it as being relevant for the fair value to be paid for fractional shares. Net book value is based on the historical cost of our assets. The value of items, such as our positive business reputation and goodwill are not included in a determination of net book value. In addition, the Independent Committee considered that the price discussed above of $0.05 per share, reflected a substantial premium to our negative net book value at December 31, 2007, which was approximately ($0.05) per share.

        The Independent Committee also considered using liquidation value as an alternative measure of value per share in connection with cashing out fractional shares. As of December 31, 2007, the Company's primary assets had a book value of approximately $2,514,000. An orderly liquidation of the Company over a reasonable period of time would require that a significant portion of the value of our assets be allocated to paying liabilities of the Company and liquidation expenses. Any remaining assets would be distributed to holders of common and preferred shares. Each holder of the Company's Series F Convertible Preferred Stock is entitled to a liquidation preference pursuant to which such holder has the right to receive upon the liquidation, dissolution or winding up of the Company $1,000 per share of Series F Convertible Preferred Stock plus accrued and unpaid dividends and interest thereon before any distribution may be made to holders of our common stock. In addition, each holder of the Company's Series I Convertible Preferred Stock is entitled to a liquidation preference pursuant to which such holder has the right to receive upon the liquidation, dissolution or winding up of the Company or the occurrence of certain other corporate events involving the Company, before any distribution may be made to holders of our common stock, the greater of (i) $1,000 per share plus declared but unpaid dividends per share and (ii) the amount such holder would be entitled to receive had such holder's shares been converted into shares of common stock immediately prior to the distribution. As of April 7, 2008, the aggregate amount of assets required to satisfy the liquidation preferences of the Series F Convertible Preferred Stock and of the Series I Convertible Preferred Stock were approximately, $5,385,000 and $2,450,000, respectively. Because this amount exceeds the estimated proceeds of an orderly liquidation, the Independent Committee determined that the liquidation value of the Company's common stock was $0.00 per share, and that it was more appropriate to cash out fractional shares at a price determined based on prevailing market price.

Determinations of the Independent Committee and Board of Directors Regarding Fairness of the Reverse Split

        After careful consideration, the Independent Committee unanimously determined that the Reverse Split is substantively and procedurally fair to, and in the best interests of the Company's unaffiliated shareholders, including both shareholders who will receive cash for all of their pre-split shares as a result of the Reverse Split ("Cashed-Out Shareholders") and shareholders who will receive one or more post-split shares as a result of the Reverse Split ("Continuing Shareholders"). The Independent Committee considered a number of factors in reaching its determination as to the fairness of the Reverse Split to unaffiliated shareholders, as set forth under "Substantive Fairness" and "Procedural Fairness" below.

        The Board of Directors as a whole determined that the Reverse Split is fair to, and in the best interests of the Company's unaffiliated shareholders, including both Cashed-Out Shareholders and Continuing Shareholders. The determination was unanimous except that Mr. Shorten was not present at the meeting and Mr. Lee abstained. Mr. Lee abstained due to his affiliation with ERP2 and the interest of ERP2 in the ERP2 Transaction, in connection with which the Reverse Split is anticipated to be consummated. In reaching its determination, the Board of Directors considered and expressly adopted the determination as to the fairness of the Reverse Split to unaffiliated shareholders made by the Independent Committee and the factors that the Independent Committee considered in making such determination.

  Substantive Fairness

        The Independent Committee considered, among other things, the factors described below, in reaching the conclusion that the Reverse Split is substantively fair to the Company's unaffiliated shareholders, including both Cashed-Out Shareholders and Continuing Shareholders. Those factors include certain advantages and disadvantages associated with the Reverse Split, as well as certain considerations related to the price paid for fractional shares in connection with the Reverse Split.

        The Independent Committee did not assign specific weight to any factors it considered, nor did it apply them in a formulaic fashion. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Independent Committee in making its determination.

          Advantages of the Reverse Split

        In making its determination regarding the fairness of the transaction to unaffiliated shareholders, the Independent Committee considered the advantages of the Reverse Split, including those listed below.

  •
  Benefits to the Company Resulting from Cessation of the Company's Reporting and Other Obligations as an SEC Reporting Company.  The deregistration of the Company's common stock under the Exchange Act following completion of the Reverse Split and the resulting cessation of the Company's reporting and other obligations as an SEC reporting company are expected to result in certain benefits to the Company. Those benefits, as described in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," include (i) significant cost savings to the Company resulting from the elimination of many of the expenses related to the Company's status as an SEC reporting company, including expenses relating to the reporting and other requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws and (ii) relief for the Company from the administrative burdens and reduced operational flexibility associated with being an SEC reporting company.

  •
  Avoidance of an Event of Default with Respect to the Company's Indebtedness to ERP2.  As discussed in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," the potential effects of the Reverse Split include the avoidance by the Company of an event of default with respect to its indebtedness to ERP2, which could occur if all actions required to be completed by the Company to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act are not completed by April 30, 2008.

  •
  Benefits to the Company Resulting from the ERP2 Transaction.  Because consummation of the Reverse Split is a precondition to the Company's receipt from ERP2 of $1,200,000 in loan proceeds as part of the ERP2 Transaction, the effects that may be attributed to the Reverse Split include the realization of certain benefits to the Company that have resulted or are intended to result from the ERP2 Transaction. Those benefits, as discussed in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," include: (i) satisfaction of the Company's need for financing to fund its working capital requirements in the near term; (ii) extension of the maturity dates of certain demand notes held by ERP2 until January 31, 2010 and the agreement of ERP2 not to call the notes prior to September 30, 2008 upon an event of default prior to September 30, 2008; and (iii) avoidance of a going concern qualification with respect to the Company's most recent audited financial statements.

    In connection with its consideration of such benefits resulting from the ERP2 Transaction, the Independent Committee took account of the nature and results of the Company's recent search for financing and other strategic transactions. As discussed in greater detail under "Special Factors—Background to the Reverse Split," for a period of approximately two years prior to approval by the Independent Committee of the term sheet for the ERP2 Transaction, the Company had engaged in an extensive search for parties interested in providing financing to or in acquiring or otherwise engaging in a strategic transaction with the Company, which search yielded no proposals by a party other than ERP2 for a financing or strategic transaction on terms acceptable to the Company.

  •
  Liquidity for Small Stockholdings.  As discussed in greater detail under "Special Factors—Purposes of and Reasons for the Reverse Split," the Reverse Split is expected to provide liquidity for small shareholders, who may otherwise have been deterred from selling their shares because of the lack of an active trading market and because of brokerage costs that are disproportionately high in relation to the market price per share of the Company's common stock.

          Disadvantages of the Reverse Split

        In making its determination regarding the fairness of the transaction to unaffiliated shareholders, the Independent Committee also considered the disadvantages of the Reverse Split, including those listed below. The Independent Committee determined, however, that the advantages of the Reverse Split outweighed the disadvantages of the Reverse Split.

  •
  No Participation in Future Growth by Cashed-Out Shareholders.  Shareholders that hold fewer than 1,000 shares of our common stock upon consummation of the Reverse Split will become entitled to receive cash payments in lieu of fractions of post-split common shares. Such shareholders will have no further financial interest in us with respect to their shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

  •
  Reduced Market Capitalization.  There can be no assurances that the market price of the Company's common shares after completion of the Reverse Split will increase in proportion to the reduction in the number of common shares issued and outstanding before the Reverse Split. For example, based on the closing price on the OTC Bulletin Board of the Company's common shares on April 7, 2008 of $0.05 per share, there can be no assurances that the market price of the Company's common shares after completion of the Reverse Split would be at least $50.00 per share. Furthermore, it is typically the case that, upon the effectuation of a reverse split of the common stock of a publicly traded company, the market price of such stock does not increase in proportion to the reduction in the number of common shares issued and outstanding before the reverse split. The total market capitalization of the Company's common shares after the Reverse Split may, accordingly, be lower than the total market capitalization before the Reverse Split. In addition, if the Reverse Split is completed and the market price of the Company's common shares subsequently declines, the percentage decline may be greater than would occur in the absence of the Reverse Split.

  •
  Reduced Liquidity and Market Price of Our Common Stock.  Upon consummation of the Reverse Split, the number of issued and outstanding shares of the Company's common stock will be reduced by a factor of one-thousand. In addition, following deregistration of our common stock under the Exchange Act, there will be a reduction in the amount of information publicly available about the Company, as discussed below. Further, our common stock will no longer be eligible for quotation on the OTC Bulletin Board. It is anticipated that our common stock will be quoted on the Pink Sheets, though such quotation, as discussed below, cannot be assured. These factors could lead to reduced trading volume of and a smaller number of market makers for our common stock, thereby adversely affecting the trading liquidity and market price of the common shares.

    In addition, the deregistration of our common stock under the Exchange Act and resulting cessation of the quotation of our common stock on the OTC Bulletin Board could lead to the elimination of any public market for our common stock. Although the Company anticipates that, immediately following such deregistration, our common stock will be quoted in the Pink Sheets, there can be no assurances that such quotation of our common stock will occur or continue for any period of time. Rule 15c2-11 under the Exchange Act requires brokers to obtain certain information and assess its reliability before publishing quotations for securities that are not registered under the Exchange Act. As indicated below, following deregistration, the Company will be under no obligation to make public filings under the Exchange Act, and any information that the Company makes available to the public may not include all of the information that a broker would need to have available in order to publish quotations of the Company's common stock under Rule 15c2-11. Accordingly, quotations for the Company's common stock in the Pink Sheets may cease to be published if brokers determine that the available information about the Company is no longer current. In that case, there would be no public market for the Company's common stock, and shareholders may be unable to sell shares of the Company's common stock.

  •
  Reduction in Public Information about the Company.  Following completion of the Reverse Split and the deregistration of our common stock under the Exchange Act, the Company will no longer be subject to public reporting requirements under the Exchange Act, including any requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K. Consequently, following such action, there will not be made available to the public current financial or other information concerning the Company, except such information, if any, as the Company may choose to voluntarily disclose or be required to disclose pursuant to applicable legal requirements.

  •
  Increased Trading Costs for "Odd Lots" of Our Common Stock.  Following the Reverse Split, some shareholders may own less than 100 shares of the Company's common stock. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers. Therefore, those shareholders who own less than 100 common shares following the Reverse Split may be required to pay higher transaction costs if they should determine to sell their shares.

  •
  Limited Oversight.  After completion of the Reverse Split, we will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act.

  •
  Reporting Obligations of Certain Insiders.  Our executive officers, directors and 5% shareholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% shareholders will no longer be subject to the short swing trading provisions of Section 16 of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under Section 13(d) of the Exchange Act.

  •
  Possible Reinstitution of Filing Requirements.  The filing of the Form 15 will result in the suspension and not the termination of our reporting obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 300 shareholders of record. Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have more than 300 shareholders or record, then we must resume reporting pursuant to the Exchange Act.

  •
  No Appraisal Rights.  Under California law, our articles of incorporation and our bylaws, no appraisal or dissenters' rights are available to our shareholders in connection with the Reverse Split.

  •
  Ability to Raise Capital in the Securities Markets.  Following the Reverse Split and deregistration of our common stock under the Exchange Act, we will not be able to raise capital in the public securities markets.

  •
  Withdrawal of Resale Registration Statement on S-1.  In connection with the Reverse Split, the Company intends to withdraw its resale registration statement on Form S-1. As a result, the shares covered by the registration statement will not be transferable pursuant to such registration statement or any associated prospectus.

          Price Paid for Fractional Shares

        In reaching its determination that the Reverse Split is substantively fair to the Company's unaffiliated shareholders, the Independent Committee considered the factors that it considered in determining the price per share in cash that will be paid in lieu of fractional shares in connection with the Reverse Split, as described under "Special Factors—Determination of the Independent Committee Regarding the Price to Be Paid for Fractional Shares."

  Procedural Fairness

        The Independent Committee determined that the Reverse Split is procedurally fair to unaffiliated shareholders, including both Cashed-Out Shareholders and Continuing Shareholders. In making such determination, the Independent Committee considered, among others, the factors described below.

        The Independent Committee did not assign specific weight to any factors it considered, nor did it apply them in a formulaic fashion. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Independent Committee in making its determination.

  •
  The Board of Directors established the Independent Committee to consider, evaluate and to direct the negotiation of the terms of a financing transaction between the Company and ERP2, and delegated to it authority to approve the terms of such a transaction. The Independent Committee unanimously approved the term sheet for the ERP2 Transaction, which contemplates the effectuation by the Company of a 1,000-to-1 reverse stock split and the deregistration of the Company's common stock under the Exchange Act. (See "Special Factors—Background of the Reverse Split.")

  •
  The Independent Committee, (i) as discussed under "Substantive Fairness" above determined that the Reverse Split is substantively fair to the unaffiliated shareholders of the Company and (ii) approved the Reverse Split and the Reverse Split Amendment.

  •
  Each member of the Independent Committee is an independent director within the meaning of the NASDAQ listing standards, and no member of the Independent Committee is affiliated with ERP2. The members of the Independent Committee comprise a majority of the directors of the Company who are not employees of the Company.

  •
  Between the date of this information statement and the effective date of the Reverse Split, all holders of shares of our common stock will have an opportunity to increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Reverse Split, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.

  •
  All of our shareholders of record as of the Record Date will be sent this information statement and, consequently, will receive the disclosures pertaining to the Reverse Split and other matter contained herein and will have advance notice of the Reverse Split.

  •
  The Reverse Split is being effected in accordance with all applicable requirements of California law and the Company's articles of incorporation and bylaws.

        The Independent Committee determined that the Reverse Split is procedurally fair to unaffiliated shareholders notwithstanding the following factors:

  •
  The Company has not obtained any report, opinion or appraisal from an outside party relating to the consideration or the fairness of the consideration to be paid to shareholders in connection with the Reverse Split, or to the fairness of the Reverse Split to the Company, any of the ERP2 Filing Persons, or unaffiliated shareholders. In addition, the ERP2 Filing Persons have advised the Company that no ERP2 Filing Person has obtained any such report, opinion or appraisal.

  •
  No unaffiliated representative acting solely on behalf of our unaffiliated shareholders for the purposes of negotiating the terms of the Reverse Split and/or preparing a report covering the fairness of the Reverse Split was retained by the Company.

  •
  Approval of a majority or other percentage of the Company's unaffiliated shareholders is not required for completion of the Reverse Split.

  •
  The Company has not made any provision, and has been advised by the ERP2 Filing Persons that no ERP2 Filing Person has made any provision, in connection with the Reverse Split to grant unaffiliated shareholders access to the corporate files of the Company or of any of the ERP2 Filing Persons or to obtain counsel or appraisal services at the expense of the Company or any ERP2 Filing Person. Subject to certain conditions, however, California law provides shareholders with the right to review certain of our books and records.

        In making its determination that the Reverse Split is procedurally fair to unaffiliated shareholders, the Independent Committee expressly adopted certain considerations discussed and conclusions reached by the Board of Directors at its meeting held on December 21, 2007, in which meeting all members of the Independent Committee participated. Specifically, at such meeting, the Board of Directors considered the benefits and costs of various measures to provide greater assurances of the fairness of the proposed transaction to the Company and its shareholders in light of ERP2 being a substantial shareholder of the Company with representatives on its Board. Those measures included the retention of an investment banking firm to review and opine as to the fairness of the transaction, conditioning approval of the transaction on approval of a majority of the unaffiliated shareholders and establishing an independent committee to consider the proposed transaction. Given the nature of the transaction, the expectation that the fractional shares to be purchased by the Company from record holders would have an aggregate value of not more than $20,000, the cost of a fairness opinion or proxy solicitation effort and the difficulty of obtaining proxies from unaffiliated shareholders on any matter submitted to the shareholders, regardless of its merits, and the Board's assessment of the likelihood of the Company becoming insolvent if it did not proceed with a financing transaction with ERP2, the Board of Directors concluded that requiring a fairness review or approval by unaffiliated shareholders was not in the best interests of the Company's shareholders.

        The difficulty the Company has experienced in obtaining proxies from unaffiliated shareholders is reflected in the fact that only a diminishing minority of the shares held by unaffiliated shareholders have been voted by proxy or in person in connection with annual meetings of the Company's shareholders held in recent years. The percentage of shares held by unaffiliated shareholders voted by proxy or in person at each of the three most recent annual meetings of shareholders has declined from approximately 41% at the meeting held in January 2004, to approximately 35% at the meeting held in March 2005, to approximately 13% at the meeting held in April 2007. The Company believes that the declining percentages of unaffiliated shareholders that have delivered proxies in recent years is attributable in part to the low market price of the Company's common stock and the correspondingly low market values of the holdings of Company shares held by a substantial portion of the Company's unaffiliated shareholders.

        The Independent Committee determined the Reverse Split to be procedurally fair to the Company's unaffiliated shareholders based primarily on the appointment of the Independent Committee, the role played by the Independent Committee in evaluating the ERP2 Transaction and the Reverse Split on an independent basis and the committee's independent determination that these transactions are substantively fair to the Company's unaffiliated shareholders.

Determinations of the ERP2 Filing Persons Regarding Fairness of the Reverse Split

        Each of the ERP2 Filing Persons determined that the Reverse Split is fair to, and in the best interests of the Company's unaffiliated shareholders, including both Cashed-Out Shareholder and Continuing Shareholders. In reaching its determination, each ERP2 Filing Person considered and expressly adopted the determination as to the fairness of the Reverse Split to unaffiliated shareholders made by the Independent Committee and the factors that the Independent Committee considered in making such determination. The information in this paragraph was provided to the Company by the ERP2 Filing Persons.

Conduct of the Company's Business After the Reverse Split.

        Other than as described in this information statement, (i) the Company expects its business and operations to continue in substantially the same manner following the Reverse Split and (ii) the Reverse Split is not expected to have any material effect upon the conduct of the Company's business. In addition, other than as described in this information statement, the Company does not have any current plans or proposals or negotiations that relate to or would result in any extraordinary corporate transaction involving the Company, such as a merger, reorganization or liquidation, any sale or transfer of a material amount of its assets, any change in the present board of directors or management of the Company, any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company, or any other material change in the corporate structure or business of the Company. The ERP2 Filing Persons have advised the Company that, other than as described in this information statement, no ERP2 Filing Person has such current plans or proposals or negotiations.

        Following completion of the Reverse Split, we intend to continue to evaluate and review our businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate. We also intend to continue to explore opportunities to expand or strengthen our businesses, as we have done in the past. In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes which we then consider to be in our best interests and in the best interests of our Continuing Shareholders.

Material Federal Income Tax Consequences

        The following is a summary of certain United States federal income tax consequences to the Company and its shareholders resulting from the Reverse Split. This summary addresses only those shareholders who have held their shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances. Many types of shareholders (such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, and partnerships and their partners), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, may be subject to special tax rules. The following summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis, and does not address any state, local, foreign, or other tax considerations. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

        This summary only addresses consequences of the Reverse Split to a United States Holder. For purposes of this summary, a "United States Holder" is a beneficial owner of shares of the Common Stock that for United States federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any State or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust, or certain other trusts considered United States Holders for United States federal income tax purposes.

        NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

  Tax Consequences to the Company

        We believe that the Reverse Split will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

  Tax Consequences to United States Holders

    Federal Income Tax Consequences to United States Holders Who Receive Solely Stock in the Reverse Split

        If you receive no cash as a result of the Reverse Split, but continue to hold our shares of common stock immediately after the Reverse Split, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Reverse Split will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Reverse Split, and the holding period in those shares will be the same as immediately prior to the Reverse Split.

    Federal Income Tax Consequences to United States Holders Who Receive Cash in the Reverse Split and Who Will Not Own, or Will Not Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Reverse Split.

        If you receive cash as a result of the Reverse Split and you do not own, and are not considered to own through the application of the constructive ownership rules of the Internal Revenue Code, shares of our common stock immediately after the Reverse Split, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Reverse Split. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15%.

    Federal Income Tax Consequences to United States Holders Who Receive Cash in the Reverse Split and Who Will Own, or Will Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Reverse Split

        If you receive cash for a fractional share as a result of the Reverse Split, but continue to own or are treated as continuing to own shares of common stock through the application of the constructive ownership rules of the Internal Revenue Code, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is "not essentially equivalent to a dividend," or constitutes a "substantially disproportionate redemption of stock," as described below.

        The receipt of cash is "not essentially equivalent to a dividend" if the reduction in your proportionate interest in us resulting from the Reverse Split (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

        The receipt of cash in the Reverse Split will be a "substantially disproportionate redemption of stock" if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you (and by those other shareholders whose shares of common stock you are considered to own under the attribution rules described above) immediately after the Reverse Split is less than 80% of the percentage of shares of voting stock owned by you immediately before the Reverse Split.

        If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

          Backup Withholding

        If you are to receive cash as a result of the Reverse Split, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Reverse Split to avoid backup withholding requirements that might otherwise apply. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

Source of Funds and Expenses

        Based on information we have received from our transfer agent, Mellon Investor Services, we estimate that the cost of payments to shareholders in lieu of fractional shares will total approximately $60,000. This total amount could be larger or smaller depending on, among other things (i) the number of "street name" holders of our common stock that own fewer than 1,000 shares, which number is not known to the Company and (ii) any change in the number of shares that will be exchanged for cash in connection with the Reverse Split as a result of purchases, sales and other transfers of shares of our common stock by our shareholders. In addition, the Company expects to incur professional fees and other expenses in connection with the Reverse Split (including all such fees and expenses expected to be incurred in connection with the ERP2 Transaction as a whole) of approximately $529,000, as indicated in the following table:

Total Estimated Expenses
Attorneys Fees	$457,000
Transfer Agent Fees	30,000
Printing & mailing	25,000
Accounting Fees	9,000
Miscellaneous	8,000

$529,000

        The attorneys fees indicated above include (i) $257,000 of fees estimated by the Company to represent fees of its counsel and (ii) $200,000 of fees estimated by the ERP2 Filing Persons to represent fees of their counsel that the Company is obligated to pay.

        We expect that amounts paid in lieu of fractional shares and other costs of the Reverse Split will be paid from the working capital of the Company. No amount of such consideration and no amount that has or will be paid in respect of such costs, has been or is expected to be borrowed for the purpose of the transaction.

Shareholder Approval

        At the close of business on the Record Date, there were 58,699,830 shares of common stock outstanding held of record by approximately 800 shareholders and 5,291 shares of Series F Convertible Preferred Stock outstanding held of record by one shareholder. At the close of business on the Record Date, the outstanding shares of Series F Convertible Preferred Stock were convertible into 15,757,992 shares of our common stock.

        On all matters submitted to the vote of the holders of our common stock, other than the elections of directors, (i) each holder of common stock is entitled to one vote for each share of common stock held and (ii) each holder of Series F Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares of Series F Preferred Stock are convertible.

        The Reverse Split Amendment was approved on April 10, 2008 by the vote of (i) a majority of the outstanding shares of the Company's common stock and (ii) a majority of the outstanding shares of the Company's common stock and Series F Convertible Preferred Stock, voting together as a single class, with the shares of Series F Convertible Preferred Stock voting on an as-converted basis, in each case, by shareholder written consent in accordance with Section 603 of the California Corporations Code and Section 10 of our bylaws. ERP2 was the sole shareholder to render such written consent. No further shareholder approval of the Reverse Split is required under California law or is expected by the Company or the ERP2 Filing Persons to be rendered.

Effective Date

        The Reverse Split will become effective as of the date that the Company amends the articles of incorporation of the Company through the filing of a certificate of amendment to our articles of incorporation with the State of California to effectuate the Reverse Split. We intend to effect the Reverse Split on or about April 30, 2008 or as soon as practicable thereafter.

        The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective upon our filing with the SEC of a certification and notice of termination of registration on Form 15. The deregistration of our common stock under the Exchange Act will become effective 90 days after the filing of the Form 15. See "Special Factors—Effects of the Reverse Split—Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations."

Abandonment of the Reverse Split

        The Independent Committee or the Board of Directors may later determine not to implement the Reverse Split if it later determines that the Reverse Split is not in the best interests of the Company and its shareholders. If the Reverse Split is not implemented, our common stock will not be deregistered until such time as we otherwise are eligible to do so. Reasons to abandon the Reverse Split may include, among other things:

  •
  any modification to the terms of the lending arrangement between the Company and ERP2 in connection with which the Reverse Split is contemplated to occur, as described above under "Special Factors—Background of the Reverse Split;"

  •
  any change in the nature of the holdings of shareholders which would result in us not being able to reduce the number of our record holders below 300 as a result of the Reverse Split;

  •
  any change in the number of record holders that would enable us to deregister our shares of common stock without effecting the Reverse Split;

  •
  any change in the number of shares that will be exchanged for cash in connection with the Reverse Split, including the shares owned by holders in street name, that would increase in any material respect the cost and expense of the Reverse Split compared to what we presently estimate; and

  •
  any change in our financial condition that would cause us to believe that the Reverse Split would no longer be in the best interests of the Company or our shareholders.

        If the Independent Committee or the Board of Directors decides to abandon the Reverse Split, the Board of Directors will promptly notify shareholders of the decision.

Exchange of Certificates and Payment for Fractional Shares

        Our transfer agent, Mellon Investor Services LLC, or such other party as may be designated by the Board of Directors (the "Exchange Agent"), will act as our agent for purposes of exchanging certificates and paying for fractional shares in connection with the Reverse Split.

        Shareholders holding fewer than 1,000 shares of our common stock upon completion of the Reverse Split will become entitled to receive a cash payment in the amount of $0.05 per pre-split common share, without interest.

        Each shareholder holding more than 1,000 shares of our common stock upon completion of the Reverse Split will become entitled to receive that number of post-split common shares calculated by dividing their pre-split common share holdings by 1,000 and rounding down to the nearest whole number. If the total number of pre-split common shares that a shareholder holds is not evenly divisible by 1,000, the shareholder will become entitled to receive a cash payment, without interest, in lieu of the fraction of a post-split common share that the shareholder otherwise would have been entitled to receive. Such cash payment will be in the amount of $0.05 per pre-split common share corresponding to such fraction of a post-split common share.

        Promptly after the effective date of the Reverse Split, the Company will send letters of transmittal to all shareholders of record. The letter of transmittal is for use in transmitting common stock certificates to the Exchange Agent. Upon the proper completion and execution of a letter of transmittal and the return thereof to the Exchange Agent, together with certificates, each such shareholder will receive, as appropriate based on the terms of the Reverse Split, (i) a new stock certificate representing one or more post-split common shares, (ii) cash in lieu of any fractional shares that would otherwise result from the Reverse Split, or (iii) both a new stock certificate and cash in lieu of fractional shares.. After the Reverse Split and until surrendered, each outstanding certificate held by a shareholder of record who held less than 1,000 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Reverse Split. In the event that the Company is unable to locate these small holders, funds otherwise payable to such holders pursuant to the Reverse Split will be held until proper claim therefore is made, subject to applicable escheat laws.

        We intend to treat shareholders holding our common stock in "street name" in the same manner as record holders. Prior to the effective date of the Reverse Split, we expect that DTC will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name, asking them to provide DTC with information regarding the aggregate number of post-reverse split common shares to which their beneficial holders will become entitled and the aggregate amount that will be payable to their beneficial holders in lieu of fractional shares in connection with the Reverse Split, and requesting that they effect the Reverse Split for their beneficial holders. Upon consummation of the Reverse Split, post-reverse split common shares and cash in lieu of fractional shares will be allocated among such brokers, banks and other nominees based on the information provided to DTC for the use of such brokers, banks and other nominees in effecting the Reverse Split for their beneficial holders. The manner in which the Reverse Split is processed by these banks, brokers and other nominees, however, may have effects on their beneficial holders that would not apply to shareholders that hold all of their shares of record. If you hold your shares in street name with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

        In connection with the Reverse Split, the common stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of common stock issued after the effective date. After the effective date, each certificate representing shares of common stock that was outstanding prior to the effective date and that was held by a shareholder of record of 1,000 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of such number of shares as is set forth on the face of the certificate divided by 1,000, rounded down to the next whole number, with the shareholder entitled to receive cash in lieu of any fractional share resulting from the Reverse Split. Any shareholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time in accordance with instructions set forth in the transmittal letter or otherwise by contacting the Exchange Agent as set forth in the transmittal letter for surrendering his old certificates. After the effective date, an old certificate presented to the Exchange Agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

        No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of our common stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate (that is surrendered for exchange) is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to us any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and is otherwise in proper form for transfer.

        If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in form satisfactory to us. The holder of any shares of our common stock evidenced by any certificate that has been lost or destroyed must submit: (i) the letter of transmittal received from us; (ii) the above-referenced affidavit; (iii) the above-referenced indemnity agreement; and (iv) any other document required by us, a bond or other security satisfactory to us indemnifying us and our affiliates against any losses incurred as a consequence of issuing a certificate evidencing new shares of our common stock or paying cash in lieu of issuing fractional shares of our common stock in exchange for the existing shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letters of transmittal sent to shareholders.

        There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Reverse Split and of our common stock after the Reverse Split. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.

        Our common stock acquired by us in connection with the Reverse Split will be retired.

        DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR THE EXCHANGE AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters' Rights

        Under California law, our certificate of incorporation and our bylaws, no appraisal or dissenters' rights are available to shareholders of the Company in connection with the Reverse Split. There may exist, however, other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate action in general are commonly related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, shareholders could potentially take legal action against the Company and its Board of Directors based on claims that the Reverse Split was unfair to the unaffiliated shareholders and/or that there was no justifiable or reasonable business purpose for the Reverse Split.

Escheat Laws

        The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a period of years from the effective date of the Reverse Split in which to claim the cash payment payable to them.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

        This information statement contains forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results in, or incorporated by reference into, this information statement. Other risks and uncertainties include such factors, among others, as:

  •
  the occurrence of any event, change or other circumstance that could give rise to the abandonment of the Reverse Split, as further described below under "Special Factors—Abandonment of the Reverse Split";

  •
  the failure of the Reverse Split to be consummated for any other reason;

  •
  the outcome of any legal proceedings that may be instituted against the Company and others relating to the Reverse Split, the deregistration of the Company's common stock under the Exchange Act, or the termination of the quotation of the Company's common stock on the OTC Bulletin Board;

  •
  the occurrence of any event, change or other circumstance that could prevent or delay us from deregistering our common stock under the Exchange Act, including without limitation any failure of the Reverse Split to result in the reduction of the number of our shareholders of record to below 300;

  •
  the risk that the Company may not receive disbursement of $1,200,000 of loan proceeds under the promissory note issued by the Company to ERP2 on January 31, 2008, including without limitation due to a failure of the Company to complete all actions required to be completed by the Company in order to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act or any other condition to the disbursement of such amount;

  •
  the occurrence of an event of default with respect to the Company's indebtedness to ERP2, including as a result of any failure of the Company, on or before April 30, 2008, to complete all actions required to be completed by the Company in order to effectuate the Reverse Split and the deregistration of the Company's common stock under the Exchange Act;

  •
  the effect of the Reverse Split and deregistration of our common stock under the Exchange Act on our customer relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Reverse Split;

  •
  the amount of cost savings that we expect to achieve as a result of going private; and

  •
  other risks detailed in our current filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, which are being concurrently delivered with this information statement.

        In some cases, you can identify forward looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe, ""anticipate, ""estimate," "predict," "potential," or the negative of these terms, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The forward-looking statements in this report are based upon management's current expectations and belief, which management believes are reasonable. These statements represent our estimates and assumptions only as of the date of this information statement, and we undertake no obligation to publicly release the result of any revisions to any forward-looking statement, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You are cautioned not to place undue reliance on any forward-looking statements.

INFORMATION ABOUT THE COMPANY
AND THE ERP2 FILING PERSONS

Market Price of Common Stock

        The Company's common stock is quoted on the OTC Bulletin Board under the symbol "EPRS.OB" The following table shows, for the calendar quarters indicated, the high and low bid prices of the common stock. These high and low bid prices from over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Year Ending September 30, 2008
First Quarter	$0.12	$0.03
Second Quarter	0.08	0.01
Year Ended September 30, 2007
First Quarter	$0.15	$0.05
Second Quarter	0.09	0.06
Third Quarter	0.25	0.05
Fourth Quarter	0.19	0.06
Year Ended September 30, 2006
First Quarter	$0.25	$0.09
Second Quarter	0.25	0.11
Third Quarter	0.14	0.08
Fourth Quarter	0.12	0.06

Dividends

        We have not paid any dividends or on our common stock during the past two years and do not anticipate paying dividends on our common stock in the foreseeable future. No dividend payments on our common stock are in arrears.

        As of April 7, 2008, we are prohibited from paying dividends in cash or property on any shares of our capital stock pursuant to Section 500 of the California Corporation Code because we do not satisfy certain conditions set forth therein related to the amount of our retained earnings and the relative amounts of our assets and liabilities.

        Each holder of the Company's Series F Convertible Preferred Stock is entitled to a liquidation preference pursuant to which such holder has the right to receive upon the liquidation, dissolution or winding up of the Company $1,000 per share of Series F Convertible Preferred Stock plus accrued and unpaid dividends and interest thereon before any distribution may be made to holders of our common stock. In addition, each holder of the Company's Series I Convertible Preferred Stock is entitled to a liquidation preference pursuant to which such holder has the right to receive upon the liquidation, dissolution or winding up of the Company or the occurrence of certain other corporate events involving the Company, before any distribution may be made to holders of our common stock, the greater of (i) $1,000 per share plus declared but unpaid dividends per share and (ii) the amount such holder would be entitled to receive had such holder's shares been converted into shares of common stock immediately prior to the distribution. As of April 7, 2008, the aggregate amounts required to satisfy the liquidation preferences of the Series F Convertible Preferred Stock and of the Series I Convertible Preferred Stock were approximately, $5,358,000 and $2,450,000, respectively.

Certain Transactions in the Common Stock of the Company

  Transactions in the Company's Common Stock in the Past 60 Days

        No transactions in the common stock of the Company have been effected in the past 60 days by (i) the Company or any of its executive officers, directors, associates, or majority-owned subsidiaries, (ii) any person controlling the Company, (iii) any executive officer or director of any person ultimately in control of the Company, (iv) any of the ERP2 Filing Persons or any of their respective associates and majority-owned subsidiaries, (v) any partner that is or functions as a general partner of any of the ERP2 Filing Persons or any person controlling any such partner, (vi) any pension, profit-sharing or similar plan of the Company or, (vii) any pension, profit sharing or similar plan of any ERP2 Filing Person. The information provided in clauses (iv), (v) and (vii) of the preceding sentence has been provided to the Company by the ERP2 Filing Persons.

  Purchases of the Company's Common Stock in the Past Two Years

        As more fully described under "Special Factors—Background of the Reverse Split—Acquisition by ERP2 Holdings, LLC of the Interests in the Company of Spescom Limited," on October 10, 2007, ERP2 purchased from Spescom, for aggregate consideration of $2,500,000, 15,650,471 shares of the Company's common stock, 5,291 shares of the Company's Series F Convertible Preferred Stock, certain demand notes, and certain contract rights and other interests held by Spescom in connection with its ownership of such shares and notes. No specific amount of such aggregate consideration was allocated to the shares of the Company's common stock purchased in such transaction.

        As more fully described under "Special Factors—Background of the Reverse Split—Execution of the Term Sheet by the Company and ERP2 and Consummation of Certain Transactions Contemplated Thereby," in accordance with the term sheet for the ERP2 Transaction, the Board of Directors, at a meeting held on January 14, 2008, declared a dividend, payable to ERP2 in shares of common stock in satisfaction of the entire amount of accrued and unpaid dividends (together with interest) on the shares of Series F Convertible Preferred Stock held by ERP2, which amount was $1,301,000. On January 21, 2008, the Company issued 20,832,498 shares of its common stock to ERP2 in payment of such dividend.

        Other than as disclosed above, no purchases of shares of the Company's common stock have been made in the past two years by the Company. The ERP2 Filing Persons have advised the Company that, other than as disclosed above, no purchases of shares of the Company's common stock have been made in the past two years by any of the ERP2 Filing Persons.

Identity and Background of Certain Persons

Executive Officers and Directors of the Company

        Certain information regarding each executive officer and director of the Company is set forth below. The business address of all executive officers and directors of the Company other than Mr. Shorten and Mr. Lee is c/o Enterprise Informatics Inc., 10052 Mesa Ridge Court, Suite 100, San Diego, CA 92121. The business address of Mr. Shorten is c/o Silvermine Capital Resources, LLC, 694 Weed Street, New Canaan, CT 06840. The business address of Mr. Lee is c/o Bank Street Advisory Services LLC, One Canterbury Green, 201 Broad St., 4th Floor, Stamford CT 06901. All of the executive officers and directors of the Company are citizens of the United States, except for Mr. O'Riley who is a citizen of the United Kingdom.

        During the last five years, neither the Company nor any of the executive officers and directors of the Company identified below has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Mr. Cox was appointed Vice President, Marketing and Sales in October 2005. Previously Mr. Cox served as Vice President Business Development of the Company from April 1998. Mr. Cox joined the Company in January 1997 as Vice President Customer Care. Prior to joining the Company Mr. Cox was with Northeast Utilities for 15 years holding various management positions within the information technology group.

        Mr. De Wet was appointed Vice President of Operations in September 1999. Previously, Mr. De Wet served as Director of Operations from April 1998 to September 1999 and Director of Projects from May 1997 to April 1998. Prior to joining the Company, Mr. De Wet was a Technical Marketing Manager at Paradigm System Technology from June 1995 to April 1997 where he was responsible for establishing relationships with technical partners in Europe and North America. From April 1991 to June 1995, Mr. De Wet was with PQ Africa, a division of Comparex Holdings.

        Mr. Hamilton has been a Director of the Company since June 1994. He served as Chairman of the Board of the Company from January 1997 through June 1997. Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., a financial consulting firm.

        Mr. Kiraly was appointed Chief Executive Officer and a Director of the Company in January 2007, after having served as Interim Chief Executive Officer since August 2006. Mr. Kiraly joined the Company as Vice President of Product Development in August 2004. From October 2000 until joining the Company, he was the Chief Executive Officer of Lascom Solutions Inc., the United States subsidiary of Lascom, SA, a French software developer. Mr. Kiraly was Vice President, Product Management and Development from November 1999 to October 2000 at Motiva Software Inc. Prior to Motiva he held a variety of management positions in product marketing, development and project services at various companies in the software industry.

        Mr. Lee was appointed to the Board of Directors in October 2007 as a designee of ERP2 Holdings, LLC where he is a Manager. Mr. Lee is a Director at The Bank Street Group LLC, a boutique investment bank in Stamford Connecticut. Mr. Lee began his employment at Bank Street in January of 2005 as an investment banker responsible for origination and execution of mergers and acquisitions and financing transactions for its corporate clients with a primary focus on technology, media and telecommunications sectors. Prior to Bank Street, Mr. Lee founded FTC Trinity LLC in April of 2004, a distribution company focusing on the specialty chemicals industry. Mr. Lee was an independent consultant between January of 2003 to April of 2004, providing corporate and financial advisory services to corporate and financial clients, including The Carlyle Group. Prior to January of 2003, Mr. Lee was a Senior Associate at Banc of America Securities LLC in its High Yield Syndication Group.

        Mr. Low has served as the Company's Chief Financial Officer and Secretary since June 1990. Mr. Low served as Corporate Controller from the time he joined the Company in August 1987 until June 1990. Prior to joining the Company, Mr. Low was with PricewaterhouseCoopers LLP, as a Manager working with middle-market and growing companies.

        Mr. O'Riley joined the Company in February 2008 as Executive Vice President Worldwide Sales. Prior to joining the Company, Mr. O'Riley served as Vice President EMEA (Europe, Middle East and Africa) of newScale Inc., an enterprise software company in the service catalog industry from August 2004 to July 2007. Mr. O'Riley was Interim Vice President of Worldwide Sales with Biomni Ltd., an enterprise software company providing request management software and services, from January 2003 to January 2004. In addition Mr. O'Riley has 18 years experience in various management and sales roles with enterprise software and hardware companies in the Europe and Asia.

        Mr. Shorten was appointed to the Board of Directors in October 2007 as a designee of ERP2 Holdings, LLC where he is Administrative Manager. Mr. Shorten also has served as Managing Director for Silvermine Capital Resources, a financial advisory, strategic consulting and merchant-banking firm since he formed the firm in 2001. Prior to forming Silvermine Capital Resources, Mr. Shorten was Executive Vice President and Director of Graphnet, Inc., from 2000 to 2001 where he had broad-based operating responsibilities for development, finance, marketing, legal affairs and human resources. Mr. Shorten spent two years with Destia Communications, where he was involved in the planning and execution of that company's initial public offering in 1999. Destia was acquired in 1999 by Viatel Inc., where Mr. Shorten was appointed as Senior Vice President, Data Services. Mr. Shorten has served since 2002 as a Board member of Abovenet, Inc, a publicly-held telecommunications company. In addition Mr. Shorten has served on the Board of Directors of Infinia Corporation, a privately-held alternative energy company, since 2003.

        Mr. Silverman has been a Director of the Company since April 2004. He was appointed Chairman of the Board of the Company in September 2004. Since 2001 Mr. Silverman has been a director of Island Pacific, Inc., a publicly held software company in the retail industry and in February 2004 was appointed its Chairman. Mr. Silverman founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990 and serves on its board of directors. He previously served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002.

        Mr. Unruh has served as a Director of the Company since May 1988. Since January 2003 he has been Managing Partner of Hein & Associates LLP, certified public accountants, as well as its Managing Tax Partner since 1982. Mr. Unruh has served as a director of Advanced Laser Technology, Inc. since 1999 and also has served as a director since 2006 of Enerplus U.S.A., a wholly owned subsidiary of a Canadian oil and gas royalty trust.

  The ERP2 Filing Persons

        Certain information regarding the ERP2 Filing Persons, which was provided to the Company by ERP2 Filing Persons is set forth below. The business address of ERP2 is 694 Weed Street, New Canaan, CT 06840, and the business telephone number of ERP2 is (203) 966-3896. The business address of each of the ERP2 Filing Persons other than ERP2 is Four Greenwich Office Park, Greenwich, CT 06831, and the business telephone number of each such ERP2 Filing Person is (203) 862-6200.

        During the last five years, none of the ERP2 Filing Persons has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        ERP2 serves as a holding company for shares of common stock, shares of Series F Preferred Stock and other interests in the Company. ERP2 beneficially owns 75.8% of the common stock of the Company. ERP2 is a Delaware limited liability company.

        Southpaw Credit Opportunity Master Fund LP (the "Fund") serves as a master fund investment vehicle for investments by Southpaw Credit Opportunity Fund (FTE) Ltd., a Cayman Islands exempted company, and Southpaw Credit Opportunity Partners LP, a Delaware limited partnership. The Fund and a separate managed account (the "Managed Account") managed by Southpaw Asset Management LP hold the majority of the interests in ERP2. The Fund is a Cayman Islands limited partnership.

        Southpaw Asset Management LP ("Southpaw Management") provides investment management services to private individuals and institutions. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management is a Delaware limited partnership.

        Southpaw Holdings, LLC ("Southpaw Holdings") is the general partner of Southpaw Management. Southpaw Holdings is a Delaware limited liability company.

        Kevin Wyman is a principal of Southpaw Holdings, the Co-Founder and Portfolio Manager of Southpaw Asset Management and Majority Manager of ERP2. Immediately prior to forming Southpaw in 2005, Mr. Wyman served as Managing Director of Ramius Capital Group, LLC. During his five-year tenure at Ramius, he co-headed the RCG Carpathia Master Fund, Ltd. and related assets (the "Carpathia Funds"). The Carpathia Funds employed a Credit Opportunities/Distressed strategy with total assets under management in excess of $650 million. From 1996 to 2000, he served as a senior vice president at Donaldson, Lufkin & Jenrette in the firm's high yield group, where he was responsible for trading stressed and distressed bank debt. And from 1994 to 1996, he was a managing director of MJ Whitman Senior Debt Corp., an investment management firm, where he specialized in research and trading of distressed public and private securities. Mr. Wyman is a citizen of the United States.

        Howard Golden is a principal of Southpaw Holdings and the Co-Founder and Portfolio Manager of Southpaw Asset Management. Immediately prior to forming Southpaw in 2005, Mr. Golden served as Managing Director of Ramius Capital Group, LLC. During his five-year tenure at Ramius, he co-headed the RCG Carpathia Master Fund, Ltd. and related assets (the "Carpathia Funds"). The Carpathia Funds employed a Credit Opportunities/Distressed strategy with total assets under management in excess of $650 million. From 1998 to 2000, Mr. Golden was a Managing Director of Chase Securities, Inc., where he was head of distressed loans—sales, trading, and research, overseeing assets of $250 million. From 1996 to 1998, Mr. Golden was Executive Director at CIBC Oppenheimer in charge of distressed loan trading. From 1994 to 1996, Mr. Golden was a Managing Director of MJ Whitman Senior Debt Corp., an investment management firm, where he specialized in research and trading of distressed public and private securities. Prior to 1994, he was Vice President of Argo Partners, Inc., an investment management firm, where he was responsible for sales, trading, and research. Mr. Golden was an Associate in the Corporate Restructuring Department of The Bank of New York from 1990 to 1992. Mr. Golden is a citizen of the United States.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information as to shares of the Common Stock owned as of April 7, 2008 by (i) each director, (ii) all individuals who served as the Company's Chief Executive Officer during the fiscal year ended September 30, 2007, (iii) the other three individuals who served as executive officers during the fiscal year ended September 30, 2007, (iv) Martin Dominic O'Riley, who became an executive officer on February 1, 2008, (iv) all directors and executive officers as a group and (v) each person who, to the extent known to the Company, beneficially owned more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

Name	Number of Shares(1)		Percent of Class(1)
ERP2 Holdings, LLC(2)	69,416,804	(3)	75.8%
M.A.G. Capital, LLC(4)	36,861,747	(5)	39.1% (6)
Forest Securities Limited(7)	3,141,910		5.4%
D. Ross Hamilton	194,350		*
Kyong K. "Steve" Lee	—		—
Richard Shorten	—		—
Larry D. Unruh	184,297		*
Michael Silverman	65,000		*
Alan Kiraly	367,500		*
John W. Low	779,500		1.3
Glenn Cox	256,400		*
Pierre de Wet	348,600		*
Martin Dominic O'Riley	—		—
All Current Directors and Executive Officers as a Group (10 persons)	2,195,647		3.6%

    *
    Less than one percent.

    (1)
    Amounts and percentages include shares of the Company's common stock that may be acquired within 60 days of April 7, 2008 through the exercise of stock options as follows: 367,500 shares for Mr. Kiraly, 726,000 shares for Mr. Low, 220,000 shares for Mr. Cox, 347,000 shares for Mr. De Wet, 180,000 shares for Mr. Hamilton, 180,000 shares for Mr. Unruh, 65,000 shares for Mr. Silverman, and 2,085,500 shares for all directors and executive officers as a group.

    (2)
    The business address of ERP2 Holdings, LLC is 694 Weed Street, New Canaan, CT 06840 c/o Richard Shorten.

      As disclosed in the Schedule 13D filed with the Securities and Exchange Commission on behalf of ERP2 Holdings, LLC and the other entities and individuals referenced in the following clauses (i) through (v) on October 10, 2007, as amended by amendments thereto filed on January 23, 2008 and January 25, 2008, (i) a majority of the interests in ERP2 Holdings, LLC are held by Southpaw Credit Opportunity Master Fund LP, a Cayman Islands limited partnership (the "Fund") and a separate account managed by Southpaw Asset Management LP, a Delaware limited partnership ("Southpaw Management"), (ii) Southpaw Management serves as the investment manager of the Fund and of such account, (iii) Southpaw Holdings LLC, a Delaware limited liability company ("Southpaw Holdings"), is the general partner of Southpaw Management, (iv) Kevin Wyman is the Majority Manager of ERP2 Holdings, LLC and a principal of Southpaw Holdings, and (v) Howard Golden is a principal of Southpaw Holdings. By reason of such relationships, the Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden may be deemed to have shared voting and investment power with respect to the 69,416,804 shares of common stock of the Company beneficially owned by ERP2 Holdings, LLC and to be indirect beneficial owners of such shares. The Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden each disclaims beneficial ownership of such securities. The business address of each of the Fund, Southpaw Management, Southpaw Holdings, Mr. Wyman and Mr. Golden is Four Greenwich Office Park, Greenwich, CT 06831.

      The information set forth in this note and the number of shares of the Company's common stock beneficially owned by ERP2 Holdings, LLC, as set forth in the above table, have been provided to the Company by the ERP2 Filing Persons.

    (3)
    Amount includes (i) 15,757,864 shares of the Company's common stock issuable upon conversion of the Series F Preferred Stock held by ERP2 Holdings, LLC. at an adjusted conversion price of $.34 per share and (ii) 17,175,971 shares of the Company's common stock issuable upon exercise of a warrant at an exercise price of $0.08.

    (4)
    The shares of the Company's common stock beneficially owned by M.A.G. Capital, LLC ("MAG"), as detailed in items (ii) and (iii) of note (5), include certain shares beneficially owned by MAG's affiliates Monarch Pointe Fund, Ltd. ("Monarch") and Mercator Momentum Fund III, L.P ("MMF"). MAG controls the investments of Monarch and MMF. David F. Firestone is the Managing Member of MAG and, in such capacity, holds the right to vote and the right to dispose of the shares beneficially owned by MAG, Monarch and MMF. The primary business address of MAG is 555 South Flower Street, Suite 4200, Los Angeles, CA 90071, and the primary business address of each of Monarch and MMF is c/o M.A.G. Capital, LLC, 555 South Flower Street, Suite 4200, Los Angeles, CA 90071.

    (5)
    Amount includes:

      (i) 925,926 shares of the Company's common stock beneficially owned by MAG issuable upon exercise of warrants at an exercise price of $0.27 per share;

      (ii) 34,003,309 shares of the Company's common stock beneficially owned by Monarch, of which (A) 1,197,753 are outstanding, (B) up to 32,000,000 are issuable upon conversion of the Series I Preferred Stock at a conversion price equal to 85% of the market price (the volume weighted average price of the Company's common stock during the 5 trading days prior to conversion, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share; and (C) 805,556 are issuable upon exercise of warrants at an exercise price of $0.27 per share; and

      (iii) 1,932,512 shares of the Company's common stock beneficially owned by MMF, of which (A) 19,039 are outstanding, (B) up to 1,793,103 are issuable upon conversion of the Series I Preferred Stock at a conversion price equal to 85% of the market price (the volume weighted average price of the Company's common stock during the 5 trading days prior to conversion, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share, and (C) 120,370 are issuable upon exercise of a warrant at an exercise price of $0.27 per share.

    (6)
    Under the Certificate of Determination of Series I Preferred Stock and the terms of each warrant for the purchase of shares of the Company's common stock held by MAG, Monarch and MMF, each of those entities may not convert any shares of Series I Convertible Preferred Stock or exercise any such warrant if doing so would cause the aggregate beneficial ownership of the Company's common stock of MAG, Monarch and MMF to exceed 9.99% of the Company's common stock then outstanding.

    (7)
    The primary business address of Forest Securities Limited is Polygon Hall, P.O. Box 135, Le Marchant Street, St. Peter Port, Guernsey, GY1 4EL.

Summary Financial Information

        The following summary financial information should be reviewed in conjunction with the consolidated financial statements, related notes thereto and other financial information contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, and in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in such Annual Report and such Quarterly Report. As indicated under "Incorporation of Information by Reference" below, such Annual Report and such Quarterly Report are incorporated in this information statement by reference.

	Three Months Ended December 31,		Year Ended September 30,
	2007	2006	2007	2006
Revenues	$2,167,000	$1,727,000	$8,974,000	$7,006,000
Gross profit	$1,387,000	$1,098,000	$6,328,000	$4,312,000
Income (loss) from operations	$(231,000)	$12,000	$1,521,000	$(778,000)
Net income (loss) available to common shareholders	$(382,000)	$(117,000)	$998,000	$(2,376,000)
Income (loss) from operations per share:
Basic	$(0.01)	$0.00	$0.04	$(0.02)
Diluted	$(0.01)	$0.00	$0.03	$(0.02)
Net income (loss) available to common shareholders per share:
Basic	$(0.01)	$(0.00)	$0.03	$(0.06)
Diluted	$(0.01)	$(0.00)	$0.02	$(0.06)
Current assets	$1,961,000		$1,503,000	$1,139,000
Non-current assets	$553,000		$559,000	$584,000
Current liabilities	$6,397,000		$5,679,000	$8,921,000 (1)
Non-current liabilities	$745,000		$731,000	$680,000

(1)
Includes $2,450,000 of Series I redeemable preferred stock.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of losses to fixed charges and our ratio of losses to combined fixed charges and preference dividends for the three months ended December 31, 2007 and 2006 and the years ended September 30, 2007 and 2006.

	Three Months Ended December 31,		Year Ended September 30,
	2007	2006	2007	2006
Ratio of losses to fixed charges(1)	(28)%	(124)%	18%	(24)%
Ratio of combined fixed charges and preference dividends(2)	(48)%	(259)%	38%	(156)%

(1)
Computed by determining the Company's fixed charges which is (i) the sum of the following components of the Company's interest expense, net: (a) interest expensed and (b) capitalized expenses amortized related to indebtedness, divided by (ii) the Company's income (loss) which equals the sum of (a) income (loss) from operations and (b) fixed charges.

(2)
Computed by adding to the fixed charges, as computed in footnote 1, with the deemed and cumulative preferred dividends and then dividing by the Company's income (loss) as computed in footnote 1.

Book Value Per Share

        Our book value per share as of December 31, 2007, was $(0.05).

WHERE YOU CAN FIND MORE INFORMATION

        The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC's Website at http://www.sec.gov.

        The Reverse Split is a "going private" transaction subject to Rule 13e-3 of the 1934 Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the Reverse Split. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to John W. Low, the Company's Chief Financial Officer and Secretary, at the following address: Enterprise Informatics Inc. 10052 Mesa Ridge Court, Suite 100 San Diego, CA 92121.

        The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents including proxy statements, annual reports to security holders and information statements. This rule allows us to send a single copy of this information statement to any household at which two or more of our shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" annual disclosure documents. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at a shareholder's house and helps reduce our expenses.

        If your household has previously received a single set of annual disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker or other nominee record holder. You may also request additional copies of this information statement by writing to Enterprise Informatics Inc., 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121, Attention: Corporate Secretary, or by calling (858) 625-3000. Similarly, if you share an address with another shareholder of the Company and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

INCORPORATION OF INFORMATION BY REFERENCE

        In filings with the SEC, information is sometimes incorporated by reference. That means that we are referring to you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this information statement, except for any information superseded by information contained directly in this information statement.

        The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the SEC on January 15, 2008; and

  •
  our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 14, 2008.

        The documents that we incorporate by reference, as listed above, are being concurrently delivered with this information statement.

        We have not authorized anyone to give any information or make any representation about the Reverse Split or us that differs from, or adds to, the information in this information statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Directors
John W. Low, Secretary

Annex A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ENTERPRISE INFORMATICS INC.

        The undersigned certify that:

        1.     They are the President and the Secretary, respectively, of Enterprise Informatics Inc., a California corporation (the "Corporation").

        2.     Article III of the Articles of Incorporation of the Corporation is amended by amending Paragraph (a) thereof to read in its entirety as follows:

        "(a) This corporation is authorized to issue two classes of shares of stock, designated, respectively, as "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that this corporation is authorized to issue is One Million Two Hundred Thousand (1,200,000), consisting of Two Hundred Thousand (200,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock."

        3.     Article III of the Articles of Incorporation of the Corporation is further amended by adding Paragraph (c) thereof, which shall read in its entirety as follows:

        "(c) Upon the date of the filing of this Certificate of Amendment with the California Secretary of State (the "Effective Date"), the issued and outstanding Common Stock of the corporation will be reverse split on a one thousand to one basis so that each one thousand shares of Common Stock, issued and outstanding immediately prior to the Effective Date, shall automatically be converted into and reconstituted as one share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the corporation as a result of the Reverse Split. In lieu of any fraction of a post-reverse split share of Common Stock to which a holder would be otherwise entitled, the corporation shall pay cash (without interest) equal to such fraction multiplied by $50.00."

        4.     The foregoing amendments of the Articles of Incorporation have been duly approved by the board of directors of the Corporation.

        5.     The foregoing amendments of the Articles of Incorporation have been duly approved by the required vote of shareholders of the Corporation in accordance with Section 902 and Section 903 of the California Corporations Code. The total number of outstanding shares entitled to vote thereon was 58,700,121, consisting of (i) 58,694,830 shares of Common Stock (the "Outstanding Common Shares") and (ii) 5,291 shares of Preferred Stock, all of which were shares of Series F Convertible Preferred Stock (the "Outstanding Series F Preferred Shares"). The total number of votes entitled to be cast by such outstanding shares was 74,452,822, consisting of (i) 58,694,830 votes, in the aggregate, entitled to be cast by the Outstanding Common Shares and (ii) 15,757,992 votes, in the aggregate, entitled to be cast by the Outstanding Series F Preferred Shares. At no time during the period between and including the date duly fixed by the board of directors for purposes of determining the shareholders entitled to vote on the amendments and the date hereof have there been any outstanding shares of Series A Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock. The number of votes cast in favor of the amendments equaled or exceeded the vote required, as specified in the following two sentences. Approval of the amendments required greater than 50 percent of the 74,452,822 votes, in the aggregate, entitled to be cast by the Outstanding Common Shares and the Outstanding Series F Preferred Shares. In addition, approval of the amendments required greater than 50 percent of the 58,694,830 votes, in the aggregate, entitled to be cast by the Outstanding Common Shares.

A-1

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

        DATED: [                        ], 2008

Alan Kiraly President
John W. Low Secretary

A-2

QuickLinks

SUMMARY TERM SHEET
SPECIAL FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
INFORMATION ABOUT THE COMPANY AND THE ERP2 FILING PERSONS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION BY REFERENCE
Annex A CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF ENTERPRISE INFORMATICS INC.